Exhibit 99.1

MASTER REPURCHASE AND SECURITIES CONTRACT

AG MIT CREL, LLC,

(“Seller”)

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(“Buyer”)

Dated September 17, 2014

TABLE OF CONTENTS

-i-

-ii-

-iii-

-iv-

THIS MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of September 17, 2014 (this “Agreement”), is made by and between AG MIT CREL, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Buyer”). Seller and Buyer (each also a “Party”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01 Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Funding Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Maturity Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01 Definitions.

“Accelerated Repurchase Date”: Defined in Section 10.02.

“Account Control Agreement”: A deposit account control agreement in favor of Buyer with respect to any bank account related to a Purchased Asset, in form and substance of Exhibit H hereto.

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Affiliated Hedge Counterparty”: Buyer, or an Affiliate of Buyer, in its capacity as a party to any Interest Rate Protection Agreement with Seller.

“Aggregate Amount Outstanding”: On each date of the determination thereof, the total amount due and payable to Buyer by Seller in connection with all Transactions under this Agreement.

“Aggregate Purchase Price”: As of any date of determination, the sum of the Purchase Price for each Purchased Asset as of such date of determination.

“Alternative Rate”: A per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer.

“Anti-Terrorism Laws”: Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the PATRIOT Act.

“Applicable Percentage”: For each Purchased Asset, the applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date therefor as specified in the relevant Confirmation), up to the Maximum Applicable Percentage.

“Appraisal”: A FIRREA-compliant appraisal of the related Mortgaged Property from an appraiser, addressed to (either directly or pursuant to a reliance letter in favor of Buyer) and reasonably satisfactory to Buyer.

“Approved Representation Exception”: Any Representation Exception furnished by Seller to Buyer and approved by Buyer.

“Asset”: Any Whole Loan, Senior Interest or Mezzanine Loan, the Mortgaged Property for which is included in the categories for Types of Mortgaged Property, but excluding (i) any real property acquired by Seller through foreclosure or deed in lieu of foreclosure, (ii) any Whole Loan, Senior Interest or Mezzanine Loan which, if it were deemed an Asset, would be a Defaulted Asset, or (iii) any Equity Interest issued by a special purpose entity organized to issue collateralized debt or loan obligations.

“Assignment and Acceptance”: Defined in Section 18.08(c).

“Bailee”: With respect to any Transaction involving a Wet Mortgage Asset, (i) a national title insurance company or nationally-recognized real estate counsel acceptable to Buyer or (ii) any other entity approved by Buyer, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Basic Mortgage Asset Documents”: Means the following original (except as otherwise permitted in Section 2.01 of the Custodial Agreement), fully executed and complete documents (in each case together with an original general assignment, an original assignment or allonge, as applicable, executed in blank and, as applicable, an original assignment and assumption agreement or any similar document required by the terms of the applicable Purchased Asset Documents to effectuate an assignment of such Asset, executed by Seller in blank): (1) the Mortgage Note or Mezzanine Note, as applicable (or, in the case of a Senior Interest consisting of a participation interest, the related participation certificate, with a certified true and correct copy of the related Mortgage Note), (2) the Mortgage (and, in the case of a Mezzanine Loan, all related pledge and security agreements and UCC-1 financing statements executed in connection therewith), (3) the assignment of Mortgage, (4) the assignment of leases and rents, if any, (5) the assignment of assignment of leases and rents (if applicable), and (6) the related security agreement (if applicable and, in the case of a Mezzanine Loan, each original certificate representing the related Equity Interests, together with an undated stock power, covering each such certificate, duly executed in blank).

“Blank Assignment Documents”: Defined in Section 6.02(k).

“Book Value”: For each Purchased Asset, as of any date, an amount, as certified from time to time by Seller, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date, and (b) the price that Seller initially paid or advanced in respect thereof plus any additional amounts advanced by Seller minus Principal Payments received by Seller and as further reduced by losses realized and write-downs taken by Seller, together with all other reductions in the unpaid balance due in connection with the related Purchased Asset (including, with respect to any Senior Interest that is a participation, any reduction in the principal balance of the related Whole Loan), but excluding any unrealized losses or write-downs taken by Seller related solely to a change in interest rates or credit spreads relative to the interest rate on the related Purchased Asset.

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day on which dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, together with its successors and permitted assigns.

“Buyer’s Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage used to calculate the Purchase Price on the related Purchase Date.

“Capital Call Agreement”: Each of (a) the Capital Call, Assignment, Security and Consent Agreement, dated as of the date hereof between Pledgor, Guarantor and Buyer and (b) the Capital Call, Assignment, Security and Consent Agreement, dated as of the date hereof between Seller, Pledgor and Buyer.

“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“CFTC”: The U.S. Commodity Futures Trading Commission.

“CFTC Regulations”: The rules, regulations, orders and interpretations published or issued by the CFTC, as amended.

“Change of Control”: The occurrence of any of the following events: (a) if Manager is no longer the manager of Guarantor or if Manager otherwise does not act on behalf of Guarantor in principally the same or similar capacity as that held as of the date of this Agreement; (b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of directors, of 25% or more; (c) Angelo, Gordon & Co, L.P. ceases to Control and own, directly or indirectly, the Manager; (d) Guarantor shall cease to directly control Pledgor or to directly own and control, of record and beneficially, 100% of the outstanding Capital Stock of Pledgor or shall cease to directly or indirectly control Seller or to indirectly own and control, of record and beneficially, 100% of the outstanding Capital Stock of Seller; or (e) Pledgor shall cease to directly own and control, of record and beneficially, 100% of the outstanding Capital Stock of Seller.

“Class”: With respect to an Asset, such Asset’s classification as one of the following: Whole Loan, Senior Interest or Mezzanine Loan.

“Cleared Swap”: Any Interest Rate Protection Agreement that is cleared by a DCO.

“Closing Certificate”: A true and correct certificate in the form of Exhibit D-1, executed by a Responsible Officer of Seller.

“Closing Date”: September 17, 2014.

“Code”: The Internal Revenue Code of 1986.

“Commercial/Industrial Asset”: A Purchased Asset that is directly or indirectly secured primarily by one or more retail, office, student housing, self-storage and/or industrial properties.

“Commodity Exchange Act”: The Commodity Exchange Act, as amended.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit D-2, executed by a Responsible Officer of Seller and Guarantor.

“Confirmation”: A purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Liabilities”: With respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Controlled Account Agreement”: One or more control agreements with respect to each of the (a) the Waterfall Account, dated as of the date of this Agreement, among Seller, Buyer and Deposit Account Bank, (b) the Reserve Account, dated as of the date of this Agreement, among Seller, Buyer and Deposit Account Bank, and (c) the Servicer Account, dated as of the date of this Agreement, between Buyer and the Deposit Account Bank.

“Core Purchased Assets:” All Purchased Assets other than Flex Purchased Assets.

“Current Mark-to-Market Value”: For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date as determined by Buyer taking into account such criteria as and to the extent that Buyer deems appropriate, including as appropriate market conditions, including but not limited to, capitalization rates, credit quality, liquidity of position, subordination, delinquency status and aging, if any MTM Representation is untrue or incorrect in any respect and any amounts owing to Buyer or a Hedge Counterparty under any related Interest Rate Protection Agreement, but excluding any changes in market value related solely to a change in interest rates or credit spreads relative to the interest rate on the Purchased Asset, and which market value, in each case, may be determined to be zero.

“Custodial Agreement”: The Custodial Agreement, dated as of the date hereof, among Buyer, Seller and Custodian.

“Custodian”: Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“DCO”: A “derivatives clearing organization,” as such term is defined in Section 1a(15) of the Commodity Exchange Act and the CFTC Regulations.

“Debt Yield”: With respect to each Purchased Asset, the percentage equivalent of the quotient obtained by dividing (i) the annual underwritten net cash flow from the Mortgaged Property securing such Purchased Asset as determined by Buyer in its discretion, by (ii) the Purchase Price of such Purchased Assets on the date of the determination thereof.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: As of any date, the Pricing Rate in effect on such date plus 500 basis points (5.00%).

“Defaulted Asset”: Any Asset, Purchased Asset or, in the case of a Senior Interest or a Mezzanine Loan, the related Whole Loan, as applicable, (a) that is forty-five (45) or more days (or, in the case of payments due at maturity, one (1) Business Day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Purchased Asset Documents, in each case, without regard to any Material Modifications to, the related Purchased Asset Documents, other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, unless consented to by Buyer in accordance with the terms of this Agreement, (b) for which there is a Representation Breach with respect to such Asset or Purchased Asset, other than an Approved Representation Exception, (c) for which there is a material non-monetary default under the related Purchased Asset Documents beyond any applicable notice or cure period in each case, without regard to any Material Modifications to, the related Purchased Asset Documents other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, unless consented to by Buyer in accordance with the terms of this Agreement, (d) an Insolvency Event has occurred with respect to any Underlying Obligor, (e) with respect to which there has been an extension, amendment, waiver, termination, rescission, cancellation, release or other modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any related loan or participation document (in each case including, without limitation, any such document with respect to any Whole Loan related to any Senior Interest or Mezzanine Loan) that, in each case, has a material adverse effect on the value or cash-flow of such asset, as determined by Buyer, (excluding, solely for purposes of this clause (e), any such occurrence or event (i) that has been approved by Buyer, as determined in its sole discretion, or (ii) which occurred in a manner expressly permitted pursuant to the related Purchased Asset Documents, as in effect on the Purchase Date of the related Purchased Asset) or (f) for which Seller or a Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Mortgaged Property; provided that with respect to any Senior Interest or Mezzanine Loan, in addition to the foregoing such Senior Interest or Mezzanine Loan will also be considered a Defaulted Asset to the extent that the related Whole Loan would be considered a Defaulted Asset as described in this definition provided, however, in each case, without regard to any Material Modifications to, the related Purchased Asset Documents other than those which were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, unless consented to by Buyer in accordance with the terms of this Agreement.

“Deposit Account Bank”: Wells Fargo Bank, National Association, or any other bank approved by Buyer.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based on one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

“Dollars” and “$”: Lawful money of the United States of America.

“Early Repurchase Date”: Defined in Section 3.04.

“Eligible Asset”: An Asset:

(a) that has been approved as a Purchased Asset by Buyer;

(b) with respect to which no Representation Breach exists;

(c) that is not a Defaulted Asset;

(d) with respect to which there are no future funding obligations on the part of Seller other than any future funding obligations expressly approved by Buyer which future funding obligations are and shall remain at all times, solely the obligations of Seller;

(e) that has a Debt Yield as of the Purchase Date equal to or greater than the Minimum Debt Yield applicable to Assets of the applicable Type and has a PPV as of the Purchase Date equal to or less than the Maximum PPV applicable to Assets of the applicable Type;

(f) that, immediately after giving effect to its purchase by Buyer, does not result in a failure of the Facility Debt Yield Test as of the Purchase Date therefor;

(g) where the Mortgaged Property is located in the United States and all Underlying Obligors, except for Underlying Obligors that are foreign guarantors disclosed to and approved by Buyer, are domiciled in the United States;

(h) with respect to which all obligations under the Asset and the Purchased Asset Documents are denominated and payable in Dollars;

(i) with respect to which the Mortgaged Property is not a condominium regime established for sale of individual units, and is not under conversion to another type of Asset;

(j) with respect to which all Underlying Obligors thereon (and any of their respective Affiliates) are not Sanctioned Entities;

(k) that does not involve an Equity Interest of Seller, Guarantor or any Affiliate of Seller or Guarantor that would result in (i) an actual or potential conflict of interest, (ii) an affiliation with an Underlying Obligor which results or could result in the loss or impairment of any material rights of the holder of the Asset; provided, Seller shall disclose to Buyer before the Purchase Date each Equity Interest held or to be held by Seller, Guarantor or any Affiliate of Seller or Guarantor with respect to such Asset whether or not it satisfies either of the preceding clauses (i) or (ii);

(l) that is of an approved Type and with respect to (i) a Whole Loan, is secured by a perfected, first-priority security interest in all of the related Mortgaged Property, (ii) a Senior Interest, the related Whole Loan is secured by a perfected, first-priority security interest in all of the related Mortgaged Property, and (iii) a Mezzanine Loan, is secured by first-priority pledges of all of the Equity Interests of Persons that directly or indirectly own the related Mortgaged Property, and the related Whole Loan is secured by a perfected first-priority security interest in all of the related Mortgaged Property;

(m) for which all Purchased Asset Documents have been delivered to Custodian in accordance with the terms hereof and the Custodial Agreement;

(n) that does not cause Seller to violate any Sub-Limit as of the Purchase Date therefor;

(o) that is secured by a perfected, first priority security interest;

(p) as to which each applicable Underlying Obligor has delivered an executed Irrevocable Redirection Notice to Buyer;

(q) as to which all escrows, reserves and other collateral accounts are subject to Account Control Agreements in favor of Buyer;

(r) as to which all Retained Interests, funding obligations or any other obligation of any kind, remains, in each case, the sole obligation of Seller;

(s) for which no material Purchased Asset Document has been released from the possession of Custodian under the Custodial Agreement to Seller for more than ten (10) days or such longer time consented to by Buyer;

(t) for which Seller has observed or performed in all material respects all obligations of Seller under the Purchased Asset Documents to which Seller is a party; and

(u) for which each statement, affirmation or certification made or any material information, document, agreement, report or notice delivered by Seller to Buyer in respect of such Purchased Asset is true and correct in all material respects as of the date made or delivered to Buyer;

provided, that, notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, Buyer may designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent asset-specific waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of Seller’s controlled group or under common control with Seller, within the meaning of Section 414 of the Code. For the avoidance of doubt, no ERISA fund managed by Seller or Guarantor shall be deemed to be an ERISA Affiliate.

“Event of Default”: Defined in Section 10.01.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable either to Buyer’s assignor immediately before Buyer became a party hereto or to Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.06(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Extended Maturity Date”: With respect to (a) the first Extension Period, September 17, 2017, (b) the second Extension Period, September 17, 2018 and (c) the third Extension Period, September 17, 2019 (or, in each case, if such day is not a Business Day, the next succeeding Business Day).

“Extension Fee”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Extension Period”: Defined in Section 3.06.

“Facility Debt Yield Test”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCM”: A futures commission merchant subject to regulation under the Commodity Exchange Act.

“FDIA”: Defined in Section 14.03.

“FDICIA”: Defined in Section 14.04.

“Fee and Pricing Letter”: The fee and pricing letter, dated as of the date hereof, between Buyer and Seller.

“Fitch”: Fitch, Inc. or, if Fitch, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Flex Purchased Asset”: As of any date of determination, any Multifamily Asset with a Debt Yield that is less than 8.5% and any Commercial/Industrial Asset with a Debt Yield that is less than 10.0% but, in each case, (A) such Multifamily Asset or Commercial/Industrial Asset, as applicable, has both (i) a Debt Yield equal to or greater than 8.0% and (ii) a PPV equal to or less than 55% and (B) such Multifamily Asset or Commercial/Industrial Asset, as applicable, does not cause or contribute to the Sub-Limit applicable to Flex Purchased Assets being exceeded.

“Foreign Buyer”: A Buyer that is not a U.S. Person.

“Funding Expiration Date”: September 17, 2016.

“Funding Period”: The period from the Closing Date to but excluding the Funding Expiration Date.

“Future Funding Amount”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer pursuant to Section 3.10, the product of (a) the amount that Seller is funding as a post-closing advance on the related Future Funding Date as required by the related Purchased Asset Documents relating to such Purchased Asset, provided, in no event shall the aggregate amount so requested by Seller exceed the amount of future funding set forth on the related Confirmation for the initial Transaction relating to such Purchased Asset, minus all previous Future Funding Amounts funded by Buyer relating to such Purchased Asset, and (b) the Applicable Percentage for such Purchased Asset.

“Future Funding Confirmation”: Defined in Section 3.10(i).

“Future Funding Date”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer, the date on which Seller is required to fund a Future Funding Amount pursuant to the Purchased Asset Documents relating to such Purchased Asset.

“Future Funding Request Package”: With respect to one or more Future Funding Transactions, the following, to the extent applicable and available, unless any such items were previously delivered to Buyer and have not been modified since the date of each such delivery: (a) the related request for advance, executed by the applicable related Underlying Obligor (which shall include evidence of Seller’s approval of the related Future Funding Transaction), and any other documents that require Seller to fund; (b) the related affidavit executed by the applicable related Underlying Obligor and any other related documents; (c) the executed escrow agreement, if funding through escrow; (d) copies of all relevant trade contracts, title policy endorsement for the advance and tenant leases; (e) copies of any service contracts; (f) updated financial statements, operating statements and rent rolls, evidence of required insurance, engineering reports and updates to the engineering reports, and (g) copies of any additional documentation as reasonably required in connection therewith, or as otherwise requested by Buyer.

“Future Funding Transaction”: Any Transaction approved by Buyer pursuant to Section 3.10.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic, and (h) supra-national body such as the European Union or the European Central Bank.

“Guarantee Agreement”: The Guarantee Agreement dated as of the date hereof, made by Guarantor in favor of Buyer.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); and provided, further, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“Guarantor”: AG Mortgage Investment Trust, Inc.

“Hedge Account”: A deposit account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to an Account Control Agreement.

“Hedge Counterparty”: Either (a) an Affiliated Hedge Counterparty, or (b) or any other counterparty, approved by Buyer, to any Interest Rate Protection Agreement with Seller; provided that in the case of a Cleared Swap, each reference in this Agreement to the Hedge Counterparty shall instead be a reference to the related DCO.

“Hedge Required Asset”: A Purchased Asset that (a) has a fixed rate of interest or return, or (b) any Purchased Asset that has a floating rate of interest based on a rate other than the one-month London Interbank Offered Rate designated as a Hedge Required Asset by Buyer on or prior to the Purchase Date for such Purchased Asset.

“Hotel Asset”: A Purchased Asset that is directly or indirectly secured by one or more hotel properties.

“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication: (a) all Principal Payments, (b) all Interest Payments, and (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds; provided, that any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Purchased Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Purchased Asset Documents.

“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off-Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligations of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any other obligation of such Person with respect to such Purchased Asset that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than, except with respect to any Purchased Asset, any Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amounts”: Defined in Section 13.01(a).

“Indemnified Person”: Defined in Section 13.01(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, independent members, another nationally recognized company approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a) a member, partner, equity holder, manager, director, officer or employee of Seller, Pledgor, or any of its respective equity holders or Affiliates (other than (i) as an Independent Director or Independent Manager or “special member” of Seller or Pledgor and (ii) as an Independent Director or Independent Manager or “special member” of an Affiliate of Seller or Pledgor or any single-purpose entity equity holder that is not in the direct chain of ownership of Seller or Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b) a creditor, supplier or service provider (including provider of professional services) to Seller or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional independent directors, independent managers and/or other corporate services to Seller, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a Special Purpose Entity affiliated with Seller or Pledgor shall not be disqualified from serving as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) or clause (h) as it relates to clause (g) of the definition thereof.

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Payments”: With respect to any Purchased Asset, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.

“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies, in each case with a Hedge Counterparty and that is acceptable to Buyer. For the avoidance of doubt, any Interest Rate Protection Agreement with respect to a Purchased Asset shall be included in the definitions of “Purchased Asset” and “Repurchase Document.”

“Internal Control Event”: Fraud that involves management or other employees who have a significant role in, the internal controls of Seller, Pledgor, Guarantor or Manager over financial reporting.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Irrevocable Redirection Notice”: (i) other than with respect to a Senior Interest, a notice in the form of Exhibit C-1, sent by Seller (or by Servicer on Seller’s behalf) and executed by the Mortgagor, directing the Mortgagor that the remittance of all Income with respect to a Purchased Asset shall (A) be made directly to the Servicer Account or (B) in the case of an in-place lockbox account into any related Mortgagor or other Underlying Obligor is required to remit Income, not be modified from the in-place lockbox account for such Purchased Asset without the prior written consent of Buyer for so long as such Asset is a Purchased Asset and (ii) a notice in the form of Exhibit C-2, sent by Seller and executed by the Servicer, directing the Servicer that all Income payable to Seller with respect to a Purchased Asset pursuant to the Servicing Agreement shall be remitted to the Servicer Account and such remittance shall not be modified therefrom for such Purchased Asset without the prior written consent of Buyer for so long as such Asset is a Purchased Asset.

“IRS”: The United States Internal Revenue Service.

“Key Person Event”: An event that will occur if both of Jonathan Lieberman and Peter Gordon shall no longer be employed by Angelo, Gordon & Co. L.P. or any of its Affiliates, or shall no longer be involved in the day-to-day management of the Purchased Assets subject to Transactions hereunder.

“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“LIBOR”: The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a period approximately equal to such Pricing Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation).

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Manager”: AG REIT Management, LLC, a Delaware limited liability company.

“Margin Call”: Defined in Section 4.01.

“Margin Deficit”: Defined in Section 4.01.

“Margin Excess”: Defined in Section 4.02.

“Margin Excess Requirements”: Requirements that will be satisfied as of any date of determination if (A) no Default, Event of Default, Margin Deficit (except as would be cured in its entirety by the application of such Margin Excess), Material Adverse Effect has occurred and is continuing or, as determined by Buyer in its sole discretion, will result from any proposed Transaction or the payment or reallocation of Margin Excess, (B) the Facility Debt Yield Test is in compliance, and (C) Seller, Pledgor and Guarantor have satisfied all of their respective financial and other covenants and obligations, as set forth in the Repurchase Documents.

“Market Disruption Event”: Any event or events that, in the good faith determination of Buyer, results in (a) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, (b) Buyer’s not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) the effective absence of a “securities market” for securities backed by Purchased Assets, or (d) Buyer’s not being able to sell securities backed by Purchased Assets at prices that would have been reasonable prior to the occurrence of such event or events.

“Market Value”: For any Purchased Asset as of any date, the lower of the Current Mark-to-Market Value and Book Value for such Purchased Asset as of such date as determined by Buyer in Buyer’s sole discretion; provided, that the Market Value may be set at zero, as determined by Buyer in its sole discretion, for any Purchased Asset with respect to which:

(a) a MTM Representation is untrue or incorrect, as determined by Buyer;

(b) any statement, affirmation or certification made or information, document, agreement, report or notice delivered by Seller to Buyer in respect of a Purchased Asset was true and correct on the date when made or delivered, but thereafter is or becomes untrue or incorrect in any material respect at any time thereafter;

(c) an Insolvency Event has occurred with respect to any (i) Underlying Obligor, or (ii) co-participant or other Person having an interest in such Purchased Asset or any related Mortgaged Property which is pari passu with the rights of Buyer in such Purchased Asset and such event does not result in the related Purchased Asset being a Defaulted Asset, but only if, in the case of an Insolvency Event with respect to an entity other than an Underlying Obligor, (A) such co-participant or other Person is serving as the administrative agent (or other similar capacity) with respect to the related Purchased Asset, and (B) the role of administrative agent (or other such capacity) is not expressly assumed by a Person that is not the subject of an Insolvency Event within thirty (30) days from the date of the related Insolvency Event;

(d) all Purchased Asset Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement; or

(e) Seller fails to deliver any reports required hereunder where such failure adversely affects Buyer’s ability to determine Market Value therefor; provided, however, that if such failure is due to Seller’s inability to obtain any such report from the related Underlying Obligor, then (i) Seller shall make commercially reasonable efforts to obtain such report from the related Underlying Obligor as soon as practicable but in no event later than thirty (30) days from the date such report was initially due, (ii) during the thirty (30) day period following Seller’s initial failure to deliver any such report, unless and until Seller delivers the applicable report, Buyer may re-determine the Market Value of the applicable Purchased Asset for purposes of a Margin Call drawing any adverse inference from any missing information that Buyer deems to be reasonable under the circumstances, which may include a determination that the Market Value of the applicable Purchased Asset is zero, and (iii) after the expiration of the thirty (30) day period following Seller’s initial failure to deliver any such report, if Seller still has not delivered the applicable report, Buyer may re-determine the Market Value of the applicable Purchased Asset for purposes of a Margin Call in Buyer’s sole and absolute discretion, which may include a determination that the Market Value of the applicable Purchased Asset is zero.

“Material Adverse Effect”: Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the financial condition of Seller, Pledgor or Guarantor, (b) the ability of Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document or security interest granted hereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, or (e) the perfection or priority of any Lien granted under any Repurchase Document.

“Material Modification”: Any material extension, amendment, waiver, termination, rescission, cancellation, release or any other material modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate rights, remedies, consents, approvals and waivers) of, any Purchased Asset or Purchased Asset Document.

“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maturity Date”: The earliest of (a) September 17, 2016 (or, for purposes of this clause (a), if such day is not a Business Day, the next succeeding Business Day), as such date may be extended pursuant to Section 3.06, (b) any Accelerated Repurchase Date, and (c) any date on which the Maturity Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.

“Maximum Amount”: $150,000,000, which shall not be increased by any Future Funding Transaction or reduced upon the repurchase of any Purchased Assets prior to the occurrence of the Funding Expiration Date; provided, that on and after the Funding Expiration Date, the Maximum Amount on any date shall be the aggregate Repurchase Price outstanding for all Transactions as of such date, as such amount declines over the term hereof as Purchased Assets are repurchased and Margin Deficits are satisfied.

“Maximum Applicable Percentage”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Maximum PPV”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Mezzanine Loan”: A performing mezzanine loan secured by pledges of 100% of the Equity Interests of the Mortgagor or an Affiliate of the Mortgagor under a Whole Loan that is also a Purchased Asset hereunder.

“Mezzanine Loan Documents”: With respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan and the Mortgage Loan Documents for the related Whole Loan including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Mezzanine Note”: The original executed promissory note or other tangible evidence of Mezzanine Loan indebtedness.

“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Asset File”: The meaning specified in the Custodial Agreement.

“Mortgage Loan Documents”: With respect to any Whole Loan, those documents executed in connection with and/or evidencing or governing such Whole Loan, including, without limitation, those that are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property”: (I) In the case of a Whole Loan or a Senior Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by (a) a Mortgage Note (in the case of a Whole Loan), and (b) the Mortgage Note of the Whole Loan to which such Senior Interest relates (in the case of a Senior Interest), and (II) in the case of a Mezzanine Loan, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral owned by the Person (or Affiliate of such Person) the equity of which is pledged as collateral for such Mezzanine Loan.

“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“MTM Representation”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Multiemployer Plan”: A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multifamily Asset”: A Purchased Asset with respect to which the Mortgaged Property consists of real property with five or more residential rental units (including mixed use multi-family/office and multi-family retail) as to which the majority of the underwritten revenue is from residential rental units.

“Net Cash Flow”: With respect to any Purchased Asset and for any period, the net cash flow of such Purchased Asset for such period as underwritten by Buyer.

“Net Income”: With respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Non-Controlling Interest”: An interest in any Whole Loan or Mezzanine Loan which (a) represents less than a majority of the interests, (b) that does not represent a controlling position in such Asset as reasonably determined by Buyer, (c) that is pari passu with all other interests in such Asset, and (d) vests the holders thereof with approval or veto rights over customary major decisions concerning such Asset and the related Mortgaged Property.

“Non-Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non-Utilization Fee”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Off-Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so–called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide Tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Other Connection Taxes”: With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).

“Other Permitted Withdrawals”: Any withdrawal by Seller of amounts on deposit in the Hedge Account to the extent such amounts are related to an Interest Rate Protection Agreement entered into with respect to an Asset that is (i) no longer a Purchased Asset, or (ii) has been priced for securitization.

“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any

Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant”: Defined in Section 18.08(b).

“Participant Register”: Defined in Section 18.08(g).

“Party”: The meaning set forth in the preamble to this Agreement.

“PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, (c) Liens on cash collateral granted by Seller in connection with any Interest Rate Protection Agreement which Seller is required to enter in accordance with Section 8.10, and (d) Liens granted pursuant to or by the Repurchase Documents.

“Permitted Withdrawals”: Any withdrawal by Seller of amounts on deposit in the Hedge Account, but only to the extent (i) that no Default or Event of Default has occurred and is continuing, (ii) such amounts relate to an Interest Rate Protection Agreement entered into with respect to an Asset that is a Purchased Asset and (iii) such amounts (a) relate to regularly scheduled payments due to Seller pursuant to a Hedge Counterparty’s obligations under the related Interest Rate Protection Agreement, (b) relate to regularly scheduled payments due to a Hedge Counterparty pursuant to Seller’s obligations under an Interest Rate Protection Agreement, or (c) are required to be delivered to a Hedge Counterparty in satisfaction of Seller’s collateral posting requirements under an Interest Rate Protection Agreement.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulation”: The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledge Agreement”: The Pledge Agreement, dated as of the date hereof, made by Pledgor in favor of Buyer, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Pledged Collateral”: Defined in the Pledge Agreement.

“Pledgor”: AG MIT, LLC, a Delaware limited liability company.

“Power of Attorney”: Defined in Section 18.19.

“PPV”: With respect to any Purchased Asset as of any day, the ratio, expressed as a percentage, of the related Purchase Price to the market value of the Mortgaged Property, as determined by Buyer.

“Preferred Equity”: A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument and excluding any perpetual preferred equity positions) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Asset on each such day, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset to the extent such Purchased Asset is actually repurchased on such Repurchase Date.

“Pricing Rate”: For any Pricing Period, LIBOR for such Pricing Period plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.

“Pricing Rate Determination Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.

“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied and recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied.

“Purchase Agreement”: Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset which is subsequently sold to Buyer hereunder.

“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is transferred by Seller to Buyer.

“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) increased by any Future Funding Amounts disbursed by Buyer to Seller or the related borrower with respect to such Purchased Asset and (ii) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01(b) and by any amount of Margin Excess applied to the Purchase Price of such Purchased Asset pursuant to Section 4.01(c), (iii) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause fifth of Section 5.02, (iv) reduced by any payments made by Seller in reduction of the outstanding Purchase Price, and (v) increased by any amount of Margin Excess transferred to Seller by Buyer pursuant to Section 4.02, in each case on or prior to such date of determination with respect to such Purchased Asset.

“Purchased Asset Documents”: Individually or collectively, as the contact may require, the related Mortgage Loan Documents, Mezzanine Loan Documents and/or the related Senior Interest Documents.

“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) Purchased Asset Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit in the Waterfall Account or the Servicer Account, together with both the Servicer Account and the Waterfall Account themselves, (viii) collection, escrow, reserve, collateral or lock–box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) Income, (x) security interests of Seller in Derivatives Contracts entered into by all applicable Underlying Obligors, (xi) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) Interest Rate Protection Agreements relating to such Assets, (xiii) all of the “Pledged Collateral”, as such term is defined in the Pledge Agreement, and (xiv) all supporting obligations of any kind; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer set forth in Section 11.01, together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xiv).

“Rating Agency” or “Rating Agencies”: Each of Fitch, Moody’s and S&P.

“Register”: Defined in Section 18.08(f).

“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c), and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Release Amount”: With respect to any Purchased Asset, an amount equal to the lesser of (i) the Release Percentage multiplied by the unpaid Purchase Price of the related Purchased Asset, and (ii) the Aggregate Amount Outstanding.

“Release Percentage”: With respect to any Purchased Asset, (a) at all times (i) prior to the expiration of the first Extension Period (or, if no Extension Period occurs, the Funding Expiration Date), an amount equal to zero percent (0%), (b) at all times during the second Extension Period, an amount equal to ten percent (10%) and (c) at all times during the third Extension Period, an amount equal to fifteen percent (15%).

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean–up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC”: A REMIC, as that term is used in the REMIC Provisions.

“REMIC Provisions”: Sections 860A through 860G of the Code.

“REOC”: A Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.

“Remittance Date”: The 25th day of each month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1, other than a MTM Representation) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document, that proves to be incorrect, false or misleading in any material respect when made or deemed made without regard to any Knowledge or lack of Knowledge thereof by such Person; provided that no representation or warranty with respect to which a related Approved Representation Exception exists shall constitute a Representation Breach.

“Representation Exceptions”: With respect to each Purchased Asset, a written list prepared by Seller and delivered to and approved in writing by Buyer specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) that are not satisfied with respect to an Asset or Purchased Asset.

“Repurchase Date”: For any Purchased Asset, the earliest to occur of (a) the Maturity Date, as the same may be extended from time to time pursuant to Section 3.06, but without giving effect to any unexercised extensions thereof, (b) any Early Repurchase Date therefor, (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation and (d) the date that is two (2) Business Days prior to the maturity date (under the Purchased Asset Documents with respect to such Purchased Asset) for such Purchased Asset, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Underlying Obligor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Purchased Asset Documents with respect to such Purchased Asset) other than extensions that have been approved by Buyer in writing in its sole discretion without giving effect to any amendments other than those which have been similarly approved by Buyer in writing in its sole discretion; provided, that, solely with respect to this clause (d), the settlement date with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.05.

“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee and Pricing Letter, the Controlled Account Agreement, the Servicing Agreement and any related sub-servicing agreement, all Interest Rate Protection Agreements, the Pledge Agreement, the Guarantee Agreement, all Account Control Agreements, the Power of Attorney, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents (for the avoidance of doubt, including all Interest Rate Protection Agreements), whether now existing or hereafter arising, and, without duplication, all interest and fees that accrue after the commencement by or against Seller, Pledgor or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date (as increased by any Future Funding Amounts, any Margin Excess that is reallocated to the related Purchased Asset under Section 4.02(a) and any other additional funds advanced by Buyer in connection with such Purchased Asset), (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all other amounts that are, or otherwise would be, due and payable as of such date by Seller to Buyer under this Agreement or any Repurchase Document, (d) any accrued and unpaid fees and expenses and indemnity amounts, late fees, default interest, breakage costs and any other amounts owed by Seller or Guarantor to Buyer or any of its Affiliates under this Agreement or any other Repurchase Document, and (e) unless if, simultaneously with such repurchase, all other amounts otherwise due and payable under this Agreement are being repaid in full in connection with the termination of this Agreement, an amount equal to any unpaid Release Amounts.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Reserve Account”: A segregated account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory pursuant to such Person’s Governing Documents.

“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanctioned Entity”: (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that (in the case of the preceding clauses (a), (b), (c) and this clause (d)) is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Seller”: The Seller named in the preamble of this Agreement.

“Seller’s Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage for such Purchased Asset as of such date.

“Senior Interest”: (a) A senior or pari passu participation interest in a performing commercial real estate loan, or (b) an “A note” in an “A/B structure” in a performing commercial real estate loan, each as determined by Buyer.

“Senior Interest Documents”: For any Senior Interest, the Senior Interest Note, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest, and the Mortgage Loan Documents for the related Whole Loan, and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Senior Interest Note”: (a) The original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest, (b) the related original Mortgage Note (or, if Seller cannot obtain the original, then a certified copy thereof), and (c) the related original participation and/or intercreditor agreement, as applicable (or, in each case above, if Seller cannot obtain the original, then a certified copy thereof with a lost note affidavit signed by a senior officer of Seller in such form as is acceptable to Buyer in its discretion).

“Servicer”: For each Purchased Asset, as determined in accordance with Article 17, either (a) Wells Fargo Bank, National Association, or its designee or, (b) a third-party servicer that otherwise satisfies, as determined by Buyer, the criteria then-currently applicable to Persons servicing assets similar to the Purchased Assets in CMBS securitization transactions, and, in each case, the Person who is servicing such Purchased Asset under a Servicing Agreement.

“Servicer Account”: The segregated, non-interest bearing account, created and maintained at Deposit Account Bank pursuant to the Servicing Agreement, which shall be in Servicer’s name on behalf of Buyer pursuant to the Servicing Agreement, account number 4994896173.

“Servicer Event of Default”: With respect to a Servicer, (a) any event of default (however defined) or, if any Person other than Buyer or an Affiliate of Buyer is Servicer, any event of default (however defined) under the Servicing Agreement between Servicer, Seller and Buyer (if applicable), or (b) any failure of such Servicer to be rated by a Rating Agency as an approved servicer of commercial mortgage loans.

“Servicing Agreement”: An agreement entered into by Buyer (if applicable), Seller and a Servicer for the servicing of Purchased Assets, acceptable to Buyer.

“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by Seller or a Servicer, including the originals or copies of all Purchased Asset Documents and other documents and agreements relating to such Purchased Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by or on behalf of Seller and/or a Servicer for and on behalf of Buyer.

“Servicing Rights”: All right, title and interest of Manager, Seller, Pledgor, Guarantor or any of their respective Affiliates in and to any and all of the following: (a) rights to service and collect and make all decisions with respect to the Purchased Assets and/or any related Whole Loans, (b) amounts received by Seller or any other Person for servicing the Purchased Assets and/or any related Whole Loans, (c) late fees, penalties or similar payments with respect to the Purchased Assets and/or any related Whole Loans, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of the Purchased Assets and/or any related Whole Loans, and rights of Seller or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Whole Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Whole Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Whole Loans.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”: A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“Structuring Fee”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Sub-Limit”: The composition of Purchased Assets transferred to Buyer shall meet the following sublimit caps as of the related Purchase Date therefor and, unless consented to by Buyer, no Market Value shall be ascribed to any Purchased Asset to the extent that the Market Value ascribed thereto would cause:

(a) the aggregate Repurchase Price of all Hotel Assets, collectively, to exceed 25% of the Maximum Amount, as of such Purchase Date;

(b) the aggregate Repurchase Price of all Flex Purchased Assets, collectively, to exceed 25% of the Maximum Amount, as of such Purchase Date; and

(c) the Repurchase Price of any individual Purchased Asset to exceed the greater of (i) 25% of the Maximum Amount, as of such Purchase Date, and (ii) $37,500,000.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset.

“Transaction Request”: Defined in Section 3.01(a).

“Transferor”: The seller of an Asset under a Purchase Agreement.

“Type”: With respect to a Mortgaged Property, such Mortgaged Property’s classification as one of the following: Multifamily Assets, Hotel Assets or Commercial/Industrial Assets.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of a Requirement of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Underlying Obligor”: Individually and collectively, as the context may require, (a) in the case of a Purchased Asset that is a Whole Loan, the Mortgagor and each obligor and guarantor under such Purchased Asset, including (i) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Purchased Asset Documents relating to a Purchased Asset, (b) in the case of a Purchased Asset that is a Senior Interest, the Mortgagor and each obligor and any other Person who has assumed or guaranteed the related Whole Loan, and (c) in the case of any Purchased Asset that is a Mezzanine Loan, (i) all Underlying Obligors with respect to the related Whole Loan and the owner of the related Mortgaged Property, (ii) the borrower under the related Mezzanine Loan, and (iii) any other Person who has assumed or guaranteed the obligation of such Mezzanine Loan borrower.

“Underwriting Package”: With respect to one or more Assets, the internal document or credit committee memorandum (redacted to protect confidential information) setting forth all material information relating to an Asset which is known by Seller, prepared by Seller for its evaluation of such Asset, to include at a minimum all the information required to be set forth in the relevant Confirmation. In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:

(a) all Purchased Asset Documents, including, without limitation, those that are required to be delivered to Custodian under Section 2.01 of the Custodial Agreement;

(b) an Appraisal, together with a property condition report, a Phase I environmental report and, if appropriate, a seismic report;

(c) the current occupancy report, tenant stack and rent roll;

(d) at least two (2) years of property-level financial statements;

(e) the current financial statement of the Underlying Obligor;

(f) the Mortgage Asset File;

(g) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller;

(h) aging of accounts receivable and accounts payable;

(i) copies of all Purchased Asset Documents not otherwise required to be delivered pursuant to clause (a) above;

(j) such further documents or information as Buyer may reasonably request;

(k) any and all agreements, documents, reports, or other information concerning the Purchased Assets (including, without limitation, all of the related Purchased Asset Documents) received or obtained in connection with the origination of the Purchased Assets;

(l) any other material documents or reports concerning the Purchased Assets prepared or executed by Seller or Guarantor; and

(m) if the related Asset was acquired by Seller from a third party, all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the Purchase Agreement.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: Defined in Section 12.06(e).

“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.

“Waterfall Account”: A segregated non-interest bearing account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Wet Mortgage Asset”: An Eligible Asset for which (i) the scheduled funding date is the proposed Purchase Date set forth in the Transaction Request, (ii) Seller has delivered a Transaction Request pursuant to Section 3.01(g) hereof, and (iii) a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.

“Whole Loan”: A performing commercial real estate whole loan made to the related Underlying Obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property.

Section 2.02 Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns permitted by the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion, subject in all cases to the implied covenant of good faith and fair dealing. Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, subject in all cases to the implied covenant of good faith and fair dealing, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

ARTICLE 3

THE TRANSACTIONS

Section 3.01 Procedures.

(a) From time to time during the Funding Period, Seller may request Buyer to enter into a proposed Transaction by sending Buyer a notice substantially in the form of Exhibit A (“Transaction Request”), which Transaction Request shall: (i) describe the Transaction and each proposed Asset and any related Mortgaged Property and other security therefor in reasonable detail, (ii) transmit a complete Underwriting Package for each proposed Asset, (iii) set forth the Representation Exceptions requested, if any, with respect to each proposed Asset, (iv) indicate the amount of all then-currently unfunded future funding obligations, and the portion thereof expected to be funded by Buyer under Section 3.10, and (v) include as an attachment thereto the “Credit Approval Memo” that was approved by Seller’s investment committee. Seller shall promptly deliver to Buyer any supplemental materials reasonably requested at any time by Buyer. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. In connection with such review and determination, Buyer may also consider the pro forma effect that acquiring the proposed Purchased Asset would have on the concentrations of specific asset categories. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies. In the event that any Purchased Asset or Purchased Assets no longer satisfy the requirements of an Eligible Asset, Seller shall repurchase the related Asset or Assets in accordance with Sections 3.04 and 3.05.

(b) Buyer shall give Seller notice of the date when Buyer has received a complete Transaction Request, together with the Underwriting Package, supplemental materials and any other documentation required pursuant to Section 3.01(a). Buyer shall communicate to Seller a preliminary non-binding determination of whether or not it is willing to purchase any or all of such Assets, and if so, on what terms and conditions, (i) within five (5) Business Days of such notice from Buyer to Seller if a Transaction Request has been delivered with respect to one (1) proposed Asset only, or (ii) within ten (10) Business Days of such notice from Buyer to

Seller if a Transaction Request has been delivered with respect to two (2) or more proposed Assets. In each case, if such preliminary determination is favorable, Buyer shall communicate to Seller a final, non-binding determination of whether or not it is willing to purchase any or all of such proposed Assets, (i) within five (5) Business Days of such preliminary determination if a Transaction Request has been delivered with respect to one (1) proposed Asset only, or (ii) within ten (10) Business Days of such preliminary determination if a Transaction Request has been delivered with respect to two (2) or more proposed Assets. If Buyer has not communicated its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.

(c) If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require prior to the Purchase Date. If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes and re-execute the preliminary Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of an Asset by virtue of the approval or entering into by Buyer of a rate lock agreement, Interest Rate Protection Agreement, total return swap or any other agreement with respect to such Asset, or (iii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(d) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage, Excess Funding Capacity or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

(e) The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.

(f) No Transaction shall be entered into if (i) any Margin Deficit, Default, Event of Default, Market Disruption Event or Material Adverse Effect exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Maturity Date, (iii) the proposed Purchased Asset does not qualify as an Eligible Asset, (iv) after giving effect to such Transaction, (A) the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding would exceed the Maximum Amount, or (B) any Sub-Limit would be exceeded, (v) the Funding Expiration Date has occurred, (vi) Buyer determines not to enter into any such Transaction for any reason or for no reason, or (vii) all Purchased Asset Documents, have not been delivered to Custodian in accordance with the applicable provisions of this Agreement and the Custodial Agreement, or (viii) Seller is not in compliance with the Facility Debt Yield Test.

(g) In addition to the foregoing provisions of this Section 3.01, solely with respect to any Wet Mortgage Asset, a copy of the related Transaction Request shall be delivered by Seller to Bailee no later than 11:00 a.m. (New York City time) one (1) Business Day prior to the requested Purchase Date, to be held in escrow by Bailee on behalf of Buyer pending finalization of the Transaction.

(h) Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:

(i) by 11:00 a.m. (New York City time) on the related Purchase Date, Seller or Bailee shall deliver signed .pdf copies of the Purchased Asset Documents, to Custodian via electronic mail, and Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;

(ii) not later than 11:00 a.m. (New York City time) on the related Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement to Seller, Buyer and Custodian by electronic mail and (B) if Buyer has previously received the trust receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in this Agreement, including without limitation those set forth in Section 6.02 hereof, have been satisfied, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to Seller and Bailee via electronic mail and (II) wire funds in the amount of the related Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by Seller; and

(iii) within three (3) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer; provided, that if Seller cannot deliver, or cause to be delivered within three (3) Business Days, (A) any Basic Mortgage Asset Document to Custodian that is required by its terms to be recorded, due to a delay caused solely by the public recording office where such document or instrument has been delivered for recordation, then Seller shall deliver to Custodian (x) within three (3) Business Days of the applicable Purchase Date, a copy thereof (certified by Seller to be a true and complete copy of the original thereof submitted for recording) and (y) within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof, with official evidence of submission for recording (including stamp-filed copies, if applicable) thereon and (B) any document in the Mortgage Asset File other than a Basic Mortgage Asset Document, due to an unavoidable delay outside the control of Seller, then Seller shall deliver to Custodian within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof certified by Seller to be a true and correct copy of the original. For the avoidance of doubt (A) Seller shall, in all cases, deliver the original Mortgage Note or (i) in the case of a Senior Interest consisting of a participation interest, the original participation certificate, or (ii) in the case of a Mezzanine Loan, the original Mezzanine Note and each original certificate representing the related Equity Interests together with an undated stock power covering each certificate, duly executed in blank to Buyer, in each case within three (3) Business Days of the applicable Purchase Date and (B) Buyer may, but shall not obligated to, consent to such later date for delivery of any part of the Mortgage Asset File as Buyer sees fit, in Buyer’s sole discretion.

Section 3.02 Transfer of Purchased Assets; Servicing Rights. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, during the Funding Period Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate each Servicer of the Purchased Assets, subject to the terms and conditions specified in Section 17.01. The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.

Section 3.03 Maximum Amount. The aggregate outstanding Purchase Price for all Purchased Assets as of any date of determination shall not exceed the Maximum Amount. If the aggregate outstanding Purchase Price of the Purchased Assets as of any date of determination exceeds the Maximum Amount, Seller shall, within one (1) Business Day, pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount.

Section 3.04 Early Repurchase Date; Mandatory Repurchases. Seller may terminate any Transaction with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a) Seller notifies Buyer and any related Affiliated Hedge Counterparty at least two (2) Business Days before the proposed Early Repurchase Date identifying the Purchased

Asset(s) to be repurchased and the Repurchase Price thereof, (b) Seller delivers a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that (i) either (x) no Margin Deficit, Default or Event of Default exists or would exist as a result of such repurchase, or (y) any Margin Deficit, Default or Event of Default that exists at the time of such proposed Early Repurchase Date will be cured in its entirety after giving effect to such proposed repurchase on the proposed Early Repurchase Date and (ii) there are no other Liens on the remaining Purchased Assets or Pledged Collateral other than Buyer’s Lien, and such repurchase would not cause Seller to violate the Facility Debt Yield Test, (c) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03 and pays all amounts due to any related Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement, and (d) Seller pays to Buyer any Exit Fee due in accordance with Section 3.07, and Seller thereafter complies with Section 3.05. All Release Amounts received by Buyer in connection with each such early termination and repurchase shall be applied to reduce any other amounts due and payable to Buyer under this Agreement, as determined in Buyer’s sole discretion. No repurchase in whole or in part of any Purchased Asset that is a Whole Loan may be made unless the Purchased Asset that is the related Mezzanine Loan is also repurchased in whole. If any repurchase of a Purchased Asset that is a Whole Loan is required pursuant to this Section 3.04, Seller shall also repurchase the Purchased Asset that is the related Mezzanine Loan in full.

In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall, in accordance with the procedures set forth in this Section 3.04 and Section 3.05 repurchase, within one (1) Business Day of written notice from Buyer, any Purchased Asset that (I) either (a) no longer qualifies as an Eligible Asset, as determined by Buyer, or (b) for which all documents required to be delivered to Custodian under the Custodial Agreement have not been so delivered on a timely basis, or (II) is a Mezzanine Loan, immediately after the related Whole Loan is no longer a Purchased Asset; provided, that should Seller not have sufficient cash to repurchase the related Purchased Asset on a timely basis, Seller shall make a payment to Buyer in an amount equal to all cash held by Seller and Pledgor within two (2) Business Days of the related notice, and remit the balance due to Buyer in connection therewith within five (5) Business Days of such notice by capital raised by capital calls made to Pledgor who, in turn, shall immediately make a capital call to Guarantor in an amount necessary to repurchase the related Purchased Asset(s), and Guarantor shall cause such capital calls to be satisfied no later than five (5) Business Days from the date of the related notice and cause the related amounts to be deposited directly into the Waterfall Account and paid to Buyer. In addition, Seller agrees to and shall provide Buyer with copies of all related capital call notices within one (1) Business Day after the related notice from Buyer pursuant to this paragraph. The failure of Guarantor to honor any capital call made by Pledgor, or the failure of Pledgor to honor any capital call made by Seller, in each case, pursuant to the second preceding sentence within the time provided in such sentence shall constitute an immediate Event of Default hereunder and shall not excuse Seller from its repurchase obligations hereunder or relieve Guarantor from any of its obligations under the Guarantee Agreement, as applicable, which obligations shall be absolute notwithstanding any such failure.

Section 3.05 Repurchase. On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and pay all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement and, so long as no Default or Event of Default has occurred and is continuing, Buyer shall transfer to Seller such Purchased Asset, whereupon such Transaction with respect to such Purchased Asset shall terminate; provided, however, that (i) with respect to any Default that is cured prior to the expiration of any applicable cure period, Buyer shall transfer the applicable Purchased Asset to Seller upon Buyer’s determination, in its sole discretion, that the applicable Default has been timely cured, whereupon such Transaction with respect to such Purchased Asset shall terminate, and (ii) with respect to any Repurchase Date that occurs on the second Business Day prior to the maturity date (under the Purchased Asset Documents with respect to such Purchased Asset) for such Purchased Asset by reason of clause (d) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur up to the second Business Day after such Repurchase Date. So long as no Default or Event of Default has occurred and is continuing, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian to release to Seller the Purchased Asset Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer. Any Income with respect to such Purchased Asset received by Buyer or Deposit Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, on or before the Maturity Date, Seller shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations provided, however, to the extent that the Maturity Date occurred under clause (c) of the definition thereof, Buyer agrees, for purposes of this sentence, to treat Seller no differently than it treats other similarly situated customers in similar transactions. Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an unsatisfied Margin Deficit, an uncured Default or Event of Default, unless such unsatisfied Margin Deficit, uncured Default or Event of Default is cured in its entirety by such repurchase, Seller shall only be permitted to repurchase a Purchased Asset in connection with a full payoff of all amounts due in respect of such Purchased Asset by the Underlying Obligor, if Seller shall pay directly to Buyer an amount equal to the greater of (y) one-hundred percent (100%) of the net proceeds paid in connection with the relevant payoff and (z) one hundred percent (100%) of the net proceeds received by Seller in connection with the sale of such Purchased Asset, with all such amounts to be applied by Buyer in accordance with Article 5. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement.

Section 3.06 Extension of the Maturity Date. Seller may, by delivery to Buyer in writing no earlier than ninety (90) days and no later than thirty (30) days before the Maturity Date then in effect, elect to extend the Maturity Date for not more than three (3) separate periods of one (1) year (each one-year period beginning on the day following the Maturity Date as in effect without giving effect to such extension and ending on (and including) the Extended Maturity Date pursuant to such extension, an “Extension Period”). Any such extension of the Maturity Date shall occur on the Maturity Date (prior to giving effect to the requested extension), subject to Buyer’s determination that each of the following conditions have been satisfied as of such Maturity Date: (i) no Default or Event of Default has occurred and is continuing, (ii) no

Margin Deficit is outstanding, (iii) Seller has given timely notice to Buyer of its request for such Extended Maturity Date pursuant to a request under this Section 3.06, (iv) the Facility Debt Yield Test is satisfied, and (v) Seller has paid to Buyer the Extension Fee. Buyer shall notify Seller in writing upon determining that the conditions to extension of the Maturity Date have been satisfied.

Section 3.07 Payment of Price Differential and Fees.

(a) Notwithstanding that Buyer and Seller intend that each Transaction hereunder constitute a sale to Buyer of the Purchased Assets subject thereto, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b) Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation:

(i) the Non-Utilization Fee, which shall be payable by Seller, as set forth in Section 2 of the Fee and Pricing Letter;

(ii) the Structuring Fee, which shall be fully earned by Buyer on the Closing Date, and payable by Seller as set forth in Section 2 of the Fee and Pricing Letter;

(iii) the Extension Fee, which shall be due and payable by Seller in accordance with Section 3.06; and

(iv) the Exit Fee, which shall be payable by Seller in accordance with the terms and provisions as set forth in Section 2 of the Fee and Pricing Letter.

Section 3.08 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller, Guarantor or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due, in immediately available Dollars and without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Seller shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into either the Servicer

Account or the Waterfall Account shall be deposited into an account of Buyer. Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account or the Servicer Account.

(b) Any Purchased Asset Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by or on behalf of Seller are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof until so delivered to Buyer or Custodian. Seller or its agent shall maintain a copy of such Purchased Asset Documents and the originals of the Purchased Asset Documents not delivered to Buyer or Custodian. The possession of Purchased Asset Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting the related Servicer with its duties under the Servicing Agreement. Seller’s books and records shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing released basis. Seller or its agent shall release its custody of the Purchased Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

Section 3.09 Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or any action taken with respect to any Repurchase Document, Purchased Asset Document by any trustee or receiver of Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Purchased Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be (i) full recourse to Seller, and (ii) limited recourse to Guarantor to the extent of, and subject to the specified full-recourse provisions set forth in, the Guarantee Agreement. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 3.10 Future Funding Transactions. Buyer’s agreement to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:

(i) Seller shall give Buyer written notice of each Future Funding Transaction, together with a signed, written confirmation in the form of Exhibit J attached hereto prior to the related Future Funding Date (each, a “Future Funding Confirmation”), signed by a Responsible Officer of Seller. Each Future Funding Confirmation shall identify the related Whole Loan, Senior Interest and/or Mezzanine Loan, shall identify Buyer and Seller and shall be executed by both Buyer and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Future Funding Confirmation that has not been signed by a Responsible Officer of Seller. Each Future Funding Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If the terms set forth in such Future Funding Confirmation are inconsistent with terms in this Agreement with respect to the related Future Funding Transaction, other than with respect to the Applicable Percentage and Maximum Applicable Percentage set forth in such Future Funding Confirmation, the related Future Funding Confirmation shall prevail.

(ii) For each proposed Future Funding Transaction, no less than seven (7) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package. Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Request Package and/or the related Whole Loan, Senior Interest and/or Mezzanine Loan as Buyer determines. Buyer shall be entitled to make a determination, in the exercise of its sole and absolute discretion whether, in the case of a Future Funding Transaction, it shall or shall not advance the Future Funding Amount. If Buyer determines not to advance a Future Funding Amount with respect to any Purchased Asset, Seller shall promptly satisfy all future funding obligations with respect to each Purchased Asset as and when required pursuant to the related Purchased Asset Documents, together with the terms of this Agreement. Prior to the approval of each proposed Future Funding Transaction by Buyer, Buyer shall have determined, in its sole and absolute discretion, that (A) all of the applicable conditions precedent for a Transaction, as described in Section 6.02, have been met by Seller, (B) the Facility Debt Yield Test is in compliance both before and after giving effect to the proposed Transaction, (C) the related Purchased Asset has a Debt Yield equal to or greater than the Minimum Debt Yield applicable to Purchased Assets of the applicable Type and has a PPV equal to or less than the Maximum PPV applicable to Purchased Assets of the applicable Type, and (D) the related Purchased Asset is not a Defaulted Asset. Notwithstanding any other provision herein or otherwise, Buyer shall have no obligation to enter into any Future Funding Transaction (even with respect to any Purchased Asset identified on the applicable Purchase Date as having future funding obligations). Any determination to enter into a Future Funding Transaction shall be made in Buyer’s sole and absolute discretion.

(iii) Upon the approval by Buyer of a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related Future Funding Confirmation described in clause (i) above, on or before the related Future Funding Date. On the related Future Funding Date, which shall occur no later than three (3) Business Days after the final approval of the Future Funding Transaction by Buyer (a) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (b) if the terms of the Purchased Asset Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account and (c) if Seller delivers to Buyer evidence satisfactory to Buyer that Seller has funded such Future Funding Amounts in the manner required by the applicable Purchased Asset Documents, Buyer shall remit the related Future Funding Amount directly to Seller or its designee, and (d) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01 Margin Deficit.

(a) If on any date, the Market Value of a Purchased Asset is less than the product of (A) Buyer’s Margin Percentage times (B) the outstanding Repurchase Price for such Purchased Asset as of such date (the excess, if any, a “Margin Deficit”), then Buyer shall have the right from time to time as determined in its sole and absolute discretion to make a margin call (“Margin Call”) to Seller.

(b) If on any date Seller is not in compliance with the Facility Debt Yield Test, Buyer shall have the right from time to time, as determined in its sole and absolute discretion, to make a Margin Call to Seller in respect of those Purchased Assets identified by Buyer, and in such amounts as Buyer determines is necessary, such that after applying the proceeds of such Margin Call to reduce the Purchase Price of those Purchased Assets so selected by Buyer, the Facility Debt Yield Test will be satisfied.

(c) Upon Buyer making a Margin Call for any reason in accordance with this Agreement, (i) Buyer shall, within one (1) Business Day from the date of the related Margin Call if received no later than 3:00 p.m. New York City time or, if received after 3 p.m. New York City time, within two (2) Business Days from the date of the related Margin Call, subject to Buyer’s determination in Buyer’s sole discretion that each of the Margin Excess Requirements have been satisfied, first apply all available Margin Excess, if any, pursuant to Section 4.02 in whole or in part to satisfy such Margin Deficit (provided that Buyer’s failure to make such application within such time period shall not affect Seller’s obligations under this Section 4.01(c) or Buyer’s rights in respect thereto), and (ii) immediately thereafter, Seller shall transfer cash to Buyer in the amount necessary (as such amount may be reduced by any application of Margin Excess pursuant to clause (i) above) to fully cure the related Margin Deficit; provided, that should Seller and Pledgor not have sufficient cash to satisfy such Margin Deficit within one (1) Business Day of the related Margin Call, Seller shall satisfy such Margin Deficit in full by making a payment to Buyer in an amount equal to all cash held by Seller and Pledgor within one (1) Business Day of the related Margin Call, and remitting the balance of such Margin Deficit to Buyer within five (5) Business Days of the related Margin Call by causing Seller to immediately make a capital call to Pledgor who, in turn, will immediately make a capital call to Guarantor in an amount necessary to satisfy such Margin Deficit in full, and Guarantor shall cause such capital calls to be satisfied no later than five (5) Business Days from the date on which the related Margin Call notice was delivered to Seller and cause the related amounts to be deposited directly into the Waterfall Account and paid to Buyer. In addition, Seller agrees to and shall provide Buyer with copies of all related capital call notices within one (1) Business Day after the related Margin Call. The failure of Guarantor to honor any capital call made by Pledgor, or the failure of Pledgor to honor any capital call made by Seller, in each case, pursuant to the second preceding sentence within the time provided in such sentence shall constitute an immediate Event of Default hereunder and shall not excuse Seller from the obligation to cure such Margin Deficit or relieve Guarantor from any of its obligations under the Guarantee Agreement, as applicable, which obligations shall be absolute notwithstanding any such failure.

(d) Buyer’s election not to deliver, or to forbear from delivering, a Margin Call notice at any time there is a Margin Deficit shall not waive or be deemed to waive such Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a Margin Call notice at any time when the same or any other Margin Deficit exists. Buyer’s rights relating to Margin Deficits under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(e) All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the Waterfall Account, except as directed by Buyer, and notwithstanding any provision in Section 5.02 to the contrary, (A) Buyer shall apply all such cash received in respect of a Margin Call made pursuant to Section 4.01(a) towards the Purchased Asset in respect of which such Margin Call was made within one (1) Business Day of the date such cash is received and (B) Buyer shall apply all such cash received in respect of a Margin Call made pursuant to Section 4.01(b) towards the reduction of the Purchase Price of one or more Purchased Assets within one (1) Business Day from the date such cash is received, in Buyer’s sole discretion, such that immediately after giving effect to such Purchase Price reduction, the Facility Debt Yield Test is satisfied. Buyer and Seller shall amend and restate the related Confirmation relating to any Purchased Asset with respect to which the related Purchased Price has been so reduced under this Section 4.01.

Section 4.02 Margin Excess.

(a) If Buyer issues a Margin Call under Section 4.01 with respect to any Purchased Asset(s) and if the Market Value for any other Purchased Asset exceeds the product of Seller’s Margin Percentage times the outstanding Repurchase Price for such Purchased Asset (with such amount to be determined by Buyer using its latest internal underwriting and valuation information), as determined by Buyer in its sole and absolute discretion (a “Margin Excess”), then Buyer, in response to Seller’s written request following Buyer’s delivery of a Margin Call to Seller, shall apply such Margin Excess to the related Margin Deficit, but only if each of the Margin Excess Requirements have been met in accordance with the terms set forth in Section 4.01(c).

(b) To the extent that Buyer determines in its sole discretion that the Market Value of a Purchased Asset for which one or more Margin Calls have previously been paid to Buyer has, subsequent to receipt of any such payment, increased such that a Margin Excess exists with respect to such Purchased Asset, Buyer, in response to Seller’s written request, shall transfer cash to Seller in an amount up to the related Margin Excess with respect to such

Purchased Asset, but only if each of the Margin Excess Requirements have been met. Notwithstanding the foregoing, in no event shall Buyer be required to transfer cash to Seller in response to any such request in an amount which is greater than the total amount of all previously paid Margin Deficits. Buyer and Seller shall amend and restate the related Confirmation relating to any Purchased Asset with respect to which the related Purchase Price has been so increased.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01 Waterfall Account; Servicer Account. The Waterfall Account and the Servicer Account shall each be established at Deposit Account Bank. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a)(2) of the UCC) over the Waterfall Account, and Buyer shall have “control” within the meaning of Section 9-104(a)(2) of the UCC over the Servicer Account, in each case pursuant to the terms of separate Controlled Account Agreements. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in either the Waterfall Account or the Servicer Account. All Income received by Seller, Buyer, any Servicer or Deposit Account Bank in respect of the Purchased Assets, shall be transferred, subject to the applicable provisions of the Servicing Agreement, by Servicer from the Servicer Account into the Waterfall Account within two (2) Business Days prior to the next Remittance Date (unless Servicer is an entity other than Buyer or an Affiliate of Buyer, in which case all such transfers shall be made within two (2) Business Days of receipt thereof). All such Income, once deposited in the Waterfall Account, shall be applied to and remitted by Deposit Account Bank in accordance with this Article 5.

Section 5.02 Before an Event of Default. If no Event of Default exists, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Deposit Account Bank by no later than the next following Remittance Date in the following order of priority:

first, so long as Servicer is a Person other than Seller or an Affiliate of Seller, to pay any servicing fees and expenses due and payable under any Servicing Agreement;

second, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

third, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit or to cure any existing breaches of the Facility Debt Yield Test (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

fifth, to pay to Buyer, the product of (i) the Applicable Percentage, multiplied by (ii) the quotient of the then-current Market Value divided by the Market Value of the Purchased Asset as of the Purchase Date, multiplied by (iii) of any Principal Payments (to the extent actually deposited into the Waterfall Account), to be applied to reduce the outstanding Purchase Price of Purchased Assets for which such Principal Payment was made;

sixth, to pay to Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

seventh, to pay any custodial fees and expenses due and payable under the Custodial Agreement; and

eighth, to pay to Seller any remainder for its own account; provided that, if any Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Waterfall Account until the earlier of (x) the day on which Buyer provides written notice to the Deposit Account Bank that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Deposit Account Bank shall apply all such amounts pursuant to this priority eighth; and (y) the day that the related Default becomes an actual Event of Default, at which time the Deposit Account Bank shall apply all such amounts pursuant to Section 5.03.

Section 5.03 After an Event of Default. If an Event of Default exists, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Deposit Account Bank on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;

fourth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until such Repurchase Price has been reduced to zero); and (ii) to pay to any Affiliated Hedge Counterparty an amount equal to all termination payments payable with respect to each related Interest Rate Protection Agreement;

fifth, to pay to Buyer all other Repurchase Obligations due to Buyer; and

sixth, to pay to Seller any remainder for its own account.

Section 5.04 Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Maturity Date, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and the first Purchase Date:

(a) Buyer has received the following documents, each dated the Closing Date or as of the first Purchase Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to Seller and Guarantor (including, with respect to Seller, evidence that Seller is duly licensed in each jurisdiction where any Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of the secretary or an assistant secretary of Seller and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of Seller and Guarantor, and the incumbencies and signatures of officers of Seller and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of Seller and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel to Seller and Guarantor as Buyer may require, including with respect to corporate matters (including, without limitation, the valid existence and good standing of Seller, Pledgor and Guarantor and the enforceability of their respective operating agreements), the due authorization, execution, delivery and enforceability of each of the Repurchase Documents, non-contravention, no consents or approvals required other than those that have been obtained, perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, true sale (to the extent required under Section 7.11(e), and the applicability of Bankruptcy Code safe harbors, (vii) a duly completed Compliance Certificate, (viii) such opinions from counsel to Custodian as Buyer may require, and (ix) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may reasonably require;

(b) (i) UCC financing statements have been filed against Seller and Pledgor in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;

(c) Buyer has received payment from Seller of all fees and expenses then payable under Section 3.07(b), the related provisions of the Fee and Pricing Letter and all expenses payable as contemplated by Section 13.02, together with any other fees and expenses otherwise due and payable pursuant to any of the other Repurchase Documents;

(d) Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer” and Anti-Terrorism Laws diligence) and modeling as Buyer may require;

(e) Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder; and

(f) Seller shall provide Buyer with written evidence, acceptable to Buyer in its sole discretion, that Guarantor has irrevocably contributed at least $40,000,000 in equity capital to Pledgor, and, without duplication, Pledgor has irrevocably contributed that same amount of equity capital to Seller.

Section 6.02 Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date (including the first Purchase Date) therefor:

(a) Buyer has received the following documents for each prospective Purchased Asset: (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) if the prospective Purchased Asset is not serviced by Buyer or an Affiliate of Buyer, copies of the related Servicing Agreements, (v) an Irrevocable Redirection Notice, (vi) a trust receipt and other items required to be delivered under the Custodial Agreement, (vi) with respect to any Wet Mortgage Asset, a Bailee Agreement, (vii) the related Servicing Agreement, if a copy was not previously delivered to Buyer, (viii) a duly completed Compliance Certificate and (ix) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b) immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit, Market Disruption Event or Material Adverse Effect exists, the Facility Debt Yield Test is in compliance, and no default or event of default exists under any other financing, hedging, security or other agreement (other than this Agreement) between Manager, Seller, Pledgor or Guarantor, and Buyer or any Affiliate thereof;

(c) Buyer has completed its due diligence review of the Underwriting Package, Purchased Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

(d) Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation;

(e) immediately after giving effect to such Transaction, the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount;

(f) the Repurchase Date specified in the Confirmation is not later than the Maturity Date;

(g) Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by such Person on or before the Purchase Date;

(h) to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(i) (i) Buyer has received a copy of any Interest Rate Protection Agreement and related documents entered into with respect to such Asset, (ii) Seller has assigned or pledged to Buyer all of Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreement and related documents, subject to, in the case of a Cleared Swap, (A) the rights, if any, of the related DCO and FCM and (B) any limitation on assignment or pledge by Seller required by the DCO or FCM, and (iii) no termination event, default or event of default (however defined) exists thereunder;

(j) if requested by Buyer, such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Document, and, if Seller acquires a Purchased Asset from an Affiliate (other than Guarantor or any other Affiliate providing credit support to Seller in an amount in excess of 10% of the aggregate Repurchase Obligations) true sale issues;

(k) Custodian shall have received executed blank assignments of all Purchased Asset Documents in appropriate form for recording in the jurisdiction in which the underlying real estate is located, together with executed blank assignments of all Purchased Asset Documents (the “Blank Assignment Documents”); and

(l) no Key Person Event has occurred.

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied.

The failure of Seller to satisfy any of the conditions precedent in this Article 6 with respect to any Transaction or Purchased Asset shall, unless such failure was set forth in an exceptions schedule to the relevant Confirmation or otherwise waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Seller shall within two (2) Business Days from the date of notice thereof from Buyer to Seller, repurchase the related Purchased Asset from Buyer; provided, that should Seller not have sufficient cash to repurchase the related Purchased Asset on a timely basis, Seller shall make a payment to Buyer in an amount equal to all cash held by Seller and Pledgor within two (2) Business Days of the related notice, and remit the balance due to Buyer in connection therewith within five (5) Business Days of such notice by causing Seller to immediately make a capital call to Pledgor who, in turn, shall immediately make a capital call to Guarantor in an amount necessary to repurchase the related Purchased Asset, and Guarantor shall cause such capital calls to be satisfied no later than five (5) Business Days from the date of the related notice and cause the related amounts to be deposited directly into the Waterfall Account and paid to Buyer. In addition, Seller agrees to and shall provide Buyer with copies of all related capital call notices within one (1) Business Day after the related Margin Call. The failure of Guarantor to honor any capital call made by Pledgor, or the failure of Pledgor to honor any capital call made by Seller, in each case, pursuant to the second preceding sentence within the time provided in such sentence shall constitute an immediate Event of Default hereunder and shall not excuse Seller from its repurchase obligations hereunder or relieve Guarantor from any of its obligations under the Guarantee Agreement, as applicable, which obligations shall be absolute notwithstanding any such failure.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect as follows:

Section 7.01 Seller. Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) originate, service, acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller’s organizational identification number is 5566443 and its tax identification number is 27-5254382. Seller is a one hundred percent (100%) direct and wholly-owned Subsidiary of Pledgor. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) under the Repurchase Documents. Seller has no Guarantee Obligations. Seller has no Subsidiaries.

Section 7.02 Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Liens (other than, except with respect to any Purchased Asset, any Liens granted pursuant to the Repurchase Documents) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against Seller, Pledgor or Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. None of Seller, Manager, Pledgor or Guarantor is or has ever been the subject of an Insolvency Proceeding. Each of Seller, Manager, Pledgor and Guarantor is Solvent and the Transactions do not and will not render Seller, Pledgor, or Guarantor not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Pledgor or Guarantor. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04 Taxes. Each of Seller and Pledgor is a disregarded entity of Guarantor for U.S. federal income tax purposes. Seller has filed all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has (for all prior fiscal years and for the current fiscal year to date) paid all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which have become due and payable, other than any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. There is no material suit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above.

Section 7.05 Financial Condition. The audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income and retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to

Buyer, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Guarantor has no material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivatives Contract, which is not accounted for in the foregoing statements or notes. Since the date of the financial statements and other information delivered to Buyer prior to the Closing Date, or except as publicly disclosed by Guarantor in filings with the Securities and Exchange Commission, none of Seller, Pledgor or Guarantor has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the financial condition of Seller, Pledgor or Guarantor.

Section 7.06 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of information received by Seller from any Underlying Obligor, to Seller’s knowledge, will be true, correct and complete in all material respects.

Section 7.07 Compliance with Laws. Manager, Seller, Pledgor and Guarantor have each complied in all respects with all Requirements of Laws, and no Purchased Asset contravenes any Requirements of Laws. None of Manager, Seller, Pledgor, Guarantor or any of their respective Affiliates (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than ten percent (10%) of its assets located in Sanctioned Entities, or (g) derives more than ten percent (10%) of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity. None of Seller, Pledgor or Guarantor (a) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (b) is subject to regulation by any Governmental Authority limiting its ability to incur their respective obligations under the Repurchase Documents. No properties presently or previously owned or leased by Seller contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of Seller thereunder. None of Manager, Seller, Pledgor, or Guarantor has any Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of Seller under any Environmental Law. Materials of Environmental Concern have not been released, transported, generated, treated, stored or disposed of in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of Seller thereunder. Manager, Seller, Pledgor, Guarantor and all of their respective Affiliates are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. None of Manager, Seller, Pledgor or Guarantor or any of their respective Affiliates has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Manager, Seller, Pledgor, Guarantor, any of their respective Affiliates, or any other Person, in each case, in violation of the Foreign Corrupt Practices Act.

Section 7.08 Compliance with ERISA. (a) Seller does not have any employees as of the date of this Agreement.

(b) Each of Seller, Pledgor and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations that are subject to ERISA.

(c) Assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Repurchase Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 7.09 No Default or Material Adverse Effect. No Default or Event of Default exists. No default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Seller. Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Purchased Asset Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law that would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. No Internal Control Event has occurred. Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to Seller’s Knowledge no material default or event of default (however defined) exists thereunder.

Section 7.10 Purchased Assets. Each Purchased Asset is an Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) and the Purchased Asset Documents with respect to each Purchased Asset is true and correct. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Purchased Asset Documents. No Purchased Asset is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Purchased Asset or otherwise, by Seller, Pledgor or Guarantor, any Transferor, any Underlying Obligor or any other Person, except as set forth in the Purchased Asset Documents delivered to Buyer or as otherwise consented to by Buyer. Each proposed Purchased Asset was underwritten in accordance with and satisfies applicable standards established by Seller or any Affiliate of Seller. None of the Purchased Asset Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Buyer. If any Purchased Asset Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement. Assuming that Buyer also meets such requirement, the assignment and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such Purchased Asset Document. Seller and all Affiliates of Seller have sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer. At Buyer’s election and at any time during the term of this Agreement, Buyer may complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Assets; provided, however, that so long as no Default or Event of Default has occurred, Buyer shall pay any and all expenses of recording such assignments, and of recording assignments of mortgage back to Seller or its designee upon a repurchase by Seller, or resulting from any such recordings including, without limitation, the payment of any applicable mortgage recording and/or transfer taxes relating thereto; provided, further, that after the occurrence of a Default or an Event of Default, all such costs, expenses and taxes shall be paid immediately by Seller, in addition to any other amounts payable in accordance with the terms of the Repurchase Documents.

Section 7.11 Purchased Assets Acquired from Transferors. With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (b) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (c) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, (d) if Seller acquired the Purchased Asset from an Affiliate (other than Guarantor or any other Affiliate providing credit support to Seller in an amount in excess of 10% of the aggregate Repurchase Obligations), Seller has delivered to Buyer an opinion of counsel regarding the true sale of the purchase of such Asset by Seller and, if such Asset was acquired by Seller’s Affiliate from another Affiliate, the true sale of the purchase of the Asset by the Affiliate of Seller from the Transferor Affiliate, which opinions shall be in form and substance satisfactory to Buyer, and (e) if such Purchased Asset was transferred to Seller pursuant to a Purchase Agreement, the representations and warranties made by such Transferor to Seller or such Affiliate in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement. Unless otherwise agreed to by Buyer, if such Purchased Asset was transferred to Seller pursuant to a Purchase Agreement, Seller or such

Affiliate of Seller has been granted a security interest in each such Purchased Asset, filed one or more UCC financing statements against the Transferor to perfect such security interest, and assigned such financing statements in blank and delivered such assignments to Buyer or Custodian.

Section 7.12 Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens (other than, except with respect to any Purchased Asset, any Permitted Liens). With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Purchased Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens with respect to any Purchased Asset. Upon receipt by Custodian of each Purchased Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Purchased Asset Documents or have a valid first priority perfected security interest in such Purchased Asset Document. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. Seller has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.13 No Broker. Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction other than in relation to the origination of Purchased Assets.

Section 7.14 Interest Rate Protection Agreements. (a) Seller has entered into all Interest Rate Protection Agreements required under Section 8.10, (b) each such Interest Rate Protection Agreement is in full force and effect, (c) no termination event, default or event of default (however defined) exists thereunder, and (d) Seller has effectively assigned or pledged to Buyer all Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreements, subject to, in the case of a Cleared Swap, (i) the rights, if any, of the related DCO and FCM and (ii) any limitation on assignment or pledge of Seller required by the DCO or FCM.

Section 7.15 Separateness. Seller is in compliance with the requirements of Article 9.

Section 7.16 Investment Company Act. None of Seller, Pledgor or Guarantor is required to be registered as, or is controlled by, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder. Seller is a “qualified purchaser” as defined in the

Investment Company Act. Neither Seller nor Guarantor is registered or required to be registered as an “investment company” or is a company “controlled” by an “investment company” within the meaning of the Investment Company Act. Buyer is not an “affiliated person”, “promoter” or “principal underwriter” of either Guarantor or Seller within the meaning of the Investment Company Act.

Section 7.17 Location of Books and Records. The location where each Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

Section 7.18 Chief Executive Office; Jurisdiction of Organization. On the Closing Date, Seller’s chief executive office, is, and has been, located at 245 Park Avenue, New York, New York 10167. On the Closing Date, Seller’s jurisdiction of organization is Delaware. Seller shall provide Buyer with thirty (30) days advance notice of any change in Seller’s principal office or place of business or jurisdiction. Neither Seller or Guarantor has a trade name. During the preceding five (5) years, neither Seller nor Guarantor has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

ARTICLE 8

COVENANTS OF SELLER

From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):

Section 8.01 Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) under the Purchased Asset Documents. Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office (as defined in the UCC) from the location referred to in Section 7.18, or (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal.

Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with each and every Requirements of Law, including those relating to any Purchased Asset and to the reporting and payment of taxes. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall conduct or cause to be conducted the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of complying with the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti-Terrorism Laws. Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect. Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.

Section 8.03 Structural Changes. Seller shall not enter into merger or consolidation, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, or permit any changes in the ownership of the Equity Interests of Seller, without the consent of Buyer. Seller shall ensure that all Equity Interests of Seller shall continue to be directly owned by the Pledgor. Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer. Seller shall not enter into any transaction with an Affiliate of Seller unless (a) Seller notifies Buyer of such transaction prior to entering into it, and (b) such transaction is on market and arm’s-length terms and conditions, as demonstrated in Seller’s notice.

Section 8.04 Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, Purchased Asset Documents and each and every Requirements of Law, or as requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Purchase Agreements and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than, except with respect to any Purchased Asset, any Permitted Liens) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or Servicing Agreement. Seller shall not, or permit any Servicer to, extend, amend, waive, terminate, rescind, cancel, release or otherwise modify the material terms of or any collateral, guaranty or indemnity for, or exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset or Purchased Asset Document (excluding, solely for purposes of this sentence, any such occurrence or event (i) that has been approved by Buyer, as determined in its sole discretion, or (ii) which occurred in a manner expressly permitted pursuant to the related Purchased Asset Documents, as in effect on the Purchase Date of the related Purchased Asset). Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.05 Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Seller shall have the right to make distributions in the ordinary course. Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) existing as of the Closing Date, as referenced in the financial statements delivered to Buyer prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (c) incurred after the Closing Date to originate or acquire Assets to provide funding with respect to Assets, (d) related to Interest Rate Protection Agreements pursuant to Section 8.10 or entered into in order to manage risks related to Assets and (e) permitted by the terms of Section 9.01. Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than, except with respect to any Purchased Asset, any Permitted Liens, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.06 Maintenance of Property, Insurance and Records. Seller shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance. Seller shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Purchased Assets if the original records are destroyed) and shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business.

Section 8.07 Delivery of Income. Seller shall, and pursuant to Irrevocable Redirection Notices shall cause the applicable Underlying Obligors under the Purchased Assets and all other applicable Persons to, remit all Income in respect of the Purchased Assets to Servicer for immediate deposit by Servicer into the Servicer Account or, in the case of an in-place lockbox account into which any related Mortgagor or other Underlying Obligor is required to remit Income, into such lockbox account, which shall then be transferred into the Servicer Account, and Seller shall cause Servicer to transfer all such Income into the Waterfall Account in accordance with Section 5.01 hereof. Seller and Servicer (a) shall comply with and enforce each Irrevocable Redirection Notice, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer’s consent, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice. In connection with each principal payment or prepayment under a Purchased Asset, Seller shall provide or cause to be provided to Buyer and Servicer sufficient detail to enable Buyer and Servicer to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by Seller, Guarantor or any Affiliate of Seller or Guarantor, Seller shall pay or deliver such Income for deposit into the Servicer Account to Servicer within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of Seller.

Section 8.08 Delivery of Financial Statements and Other Information. Seller shall deliver the following to Buyer, as soon as available or provide written notice to Buyer of the posting of any of the following to a website, along with a link to the applicable website (which notice may be included in Guarantor’s Compliance Certificate) and in any event within the time periods specified:

(a) within forty-five (45) days after the end of each fiscal quarter and each fiscal year of each of Guarantor, Pledgor and Seller, (i) the unaudited consolidated balance sheets of Guarantor and its Subsidiaries as at the end of such period, together with the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, (ii) the unaudited balance sheets of Pledgor and Seller as at the end of such period, together with the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, (iii) a Compliance Certificate, and (iv) an attachment to the Compliance Certificate setting forth the current Book Value assigned to each Purchased Asset by Seller;

(b) within ninety (90) days after the end of each fiscal year of each of Guarantor, Pledgor and Seller, (i) the audited consolidated balance sheets of Guarantor and its Subsidiaries as at the end of such fiscal year, (ii) the unaudited balance sheets of Seller as of the end of such fiscal year, (iii) the unaudited balance sheets of Pledgor as of the end of such fiscal year, (iv) in each case, the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (v) with respect to clause (i) above, an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor, Pledgor and Seller as at the end of and for such fiscal year in accordance with GAAP and (vi) a Compliance Certificate;

(c) with respect to each Purchased Asset and related Mortgaged Property: (i) within thirty (30) days after the end of each fiscal quarter of Seller and Pledgor, a quarterly report of the following: delinquency, loss experience, surveillance, rent roll, occupancy and other property-level information, and (ii) within ten (10) days after receipt or preparation thereof by Seller, Pledgor or any Servicer, remittance, servicing, securitization, exception and other reports, if any, and all operating and financial statements and rent rolls of all Underlying Obligors (including, for each Mezzanine Loan, all such information relating to the underlying Mortgaged Property), and modifications or updates to the items contained in the Underwriting Materials for all Mortgaged Properties during the prior month, when and as received from Servicer, an Underlying Obligor, a third-party servicer or from any other source;

(d) all financial statements, reports, notices and other documents that Guarantor sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(e) within ten (10) days after the end of each month, a report of all proposed sales, repurchases and other transactions with respect to the Purchased Assets, which schedule shall be acceptable to Buyer;

(f) within fifteen (15) days after the end of each month, a properly completed Purchased Asset Data Summary, substantially in the form of Exhibit E, with respect to each Purchased Asset;

(g) any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Seller, Pledgor or the Purchased Assets, as soon as possible after the discovery thereof by Seller, Pledgor Guarantor or Manager; and

(h) such other information regarding the financial condition, operations or business of Guarantor or any Underlying Obligor as Buyer may reasonably request including, without limitation, any such information that is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents.

Section 8.09 Delivery of Notices. Seller shall promptly notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a) a Representation Breach;

(b) any of the following: (i) with respect to any Purchased Asset or related Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, any MTM Representation is or becomes untrue or incorrect in any respect, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c) the existence of any Default, Event of Default or material default under or related to a Purchased Asset, Purchased Asset Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d) the resignation or termination of any Servicer under any Servicing Agreement with respect to any Purchased Asset;

(e) the establishment of a rating by any Rating Agency applicable to Seller, Pledgor or Guarantor and any downgrade in or withdrawal of such rating once established; and

(f) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) materially affects Seller, Pledgor or Guarantor, any Purchased Asset, Purchased Asset Document, Pledged Collateral or any Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Purchased Asset Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

Section 8.10 Hedging. (a) With respect to each Purchased Asset that is a Hedge Required Asset, Seller shall enter into one or more one-hundred percent (100%) cash collateralized Interest Rate Protection Agreement(s) at the direction of and in a form reasonably acceptable to Buyer. Seller shall take such actions as Buyer deems necessary to perfect the security interest granted in each Interest Rate Protection Agreement (including any Cleared Swap) pursuant to Section 11.01, and shall assign or pledge to Buyer, which assignment or pledge shall (other than in the case of a Cleared Swap) be consented to in writing by each Hedge Counterparty, all of Seller’s rights (but none of the obligations) in, to and under each Interest Rate Protection Agreement, subject to, in the case of a Cleared Swap, (i) the rights, if any, of the related DCO and FCM and (ii) any limitation on assignment or pledge by Seller required by the DCO or FCM. Each Interest Rate Protection Agreement shall contain provisions acceptable to Buyer for additional credit support in the event the rating of any Rating Agency assigned to the Hedge Counterparty (other than an Affiliated Hedge Counterparty) is downgraded or withdrawn, in which event Seller shall ensure that such additional credit support is provided or promptly, subject to the approval of Buyer, enter into new Interest Rate Protection Agreements with respect to the related Purchased Assets with a replacement Hedge Counterparty.

(b) Prior to the Purchase Date of the first Purchased Asset that is also a Hedge Required Asset, Seller shall establish the Hedge Account at the Deposit Account Bank. Buyer

shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a)) of the UCC) over the Hedge Account. Except as expressly set forth in this Section 8.10(b), Seller shall not have any right to withdraw amounts on deposit in the Hedge Account without the prior written consent of Buyer. With respect to any Interest Rate Protection Agreement entered into with respect to a Purchased Asset, Seller shall direct, in writing, the related Hedge Counterparty, or in the case of a Cleared Swap, the related FCM, to (i) make payment of all regularly scheduled payments and termination payments payable to Seller and (ii) deliver all collateral, including any variation margin payments, returned by the Hedge Counterparty to Seller with respect to such Interest Rate Protection Agreement into the Hedge Account. Prior to the occurrence of a Default or an Event of Default, Seller may withdraw from the Hedge Account any amounts representing Permitted Withdrawals. With respect to any Other Permitted Withdrawal, at least two (2) Business Days’ prior to the applicable withdrawal date, Seller shall deliver to Buyer written notice of its intent to make such Other Permitted Withdrawal which notice, at a minimum, provides evidence that the amounts remaining on deposit in the Hedge Account are at least equal to the aggregate amount of collateral, including any variation margin payments, returned by the related Hedge Counterparties to Seller (and not otherwise re-delivered to such Hedge Counterparties) that relate to Interest Rate Protection Agreements entered into by Seller with respect to Assets that remain Purchased Assets, and as soon as practicable thereafter any documentation related thereto reasonably requested by Buyer. Buyer shall have two (2) Business Days, from the later of (x) receipt of such notice or (y) receipt of any related documentation requested by Buyer, to notify Seller that, in Buyer’s reasonable discretion, it has determined that the withdrawal is not an Other Permitted Withdrawal. In such event, Seller shall not be permitted to make such Other Permitted Withdrawal. If Buyer does not object to such Other Permitted Withdrawal within such two (2) Business Day period, Seller shall be permitted to withdraw from the Hedge Account any amounts representing the Other Permitted Withdrawal set forth in Seller’s previously delivered notice. Notwithstanding anything set forth in this Section 8.10(b) to the contrary, all rights of Seller to withdraw amounts on deposit in the Hedge Account without Buyer’s prior written consent shall terminate upon the occurrence of a Default or an Event of Default hereunder. Any withdrawal from the Hedge Account not in compliance with this Section 8.10(b) shall result in an Event of Default hereunder.

(c) For the avoidance of doubt, to the extent amounts on deposit in the Hedge Account are not sufficient to satisfy collateral posting obligations owed by Seller to a Hedge Counterparty, Seller shall satisfy such obligations from amounts available to Seller from a source other than either the Servicer Account or the Waterfall Account.

(d) Following the occurrence of an Event of Default, Buyer shall have the right to apply all amounts on deposit in the Hedge Account to the outstanding Repurchase Obligations in such order and manner as Buyer determines in its discretion.

(e) Promptly upon receipt, Seller shall deliver to Buyer a copy of each “daily statement” report from each applicable Hedge Counterparty and such other information reasonably requested by Buyer with respect to amounts required to be on deposit in the Hedge Account.

Section 8.11 Seller Financial Covenants. The terms and provisions relating to Seller’s financial covenants are set forth in Section 4 of the Fee and Pricing Letter, which terms and provisions are incorporated herein by reference.

Section 8.12 Pledge Agreement. Seller shall not take any direct or indirect action inconsistent with the Pledge Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer on the Closing Date, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.

Section 8.13 Taxes. Guarantor will continue to be a REIT. Seller will continue to be a disregarded entity of Guarantor for U.S. federal income tax purposes. Seller and Guarantor will each file all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and will pay all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which become due and payable, other than any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves are established in accordance with GAAP. Seller will provide Buyer with written notice of any material suit or claim relating to any such taxes, whether pending or, to the Knowledge of Seller, threatened by any Governmental Authority.

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01 Covenants Applicable to Seller. Seller shall (i) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document, (ii) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Purchased Asset Documents and the Retained Interests, (II) commitments to make loans which may become Eligible Assets, and (III) as otherwise permitted under this Agreement, (iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents, (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (v) comply with the provisions of its Governing Documents, (vi) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents without the prior written consent of Buyer, (vii) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates; (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ix) such assets shall also be listed on Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (x) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), (xi) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of any Affiliate or any other Person, (xii) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (xiii) not hold itself out to be responsible for the debts or obligations of any other Person, (xiv) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Insolvency Action, (xv) (I) have at all times at least two Independent Directors or Independent Managers whose vote is required to take any Insolvency Action, and (II) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for Seller, (xvi) the Governing Documents for Seller shall provide that for so long as any Repurchase Obligations remain outstanding, (I) that Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (II) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (III) that, except for duties to Seller as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in Seller or Seller’s respective creditors solely to the extent of their respective economic interests in Seller, but excluding (A) all other interests of the holders of the Equity Interests in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (xvii) not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (xviii) maintain a sufficient number of employees in light of contemplated business operations (xix) use separate stationary, invoices and checks bearing its own name, (xx) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (xxi) not pledge its assets to secure the obligations of any other Person, and (xxii) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.

Section 9.02 Additional Covenants Applicable to Seller. Seller (i) is and shall remain a Delaware limited liability company, (ii) shall have at least two Independent Directors or Independent Managers serving as manager of such company, (iii) shall not take any Insolvency Action and shall not cause or permit its members or managers to take any Insolvency Action unless all of its Independent Director(s) or Independent Manager(s) then serving as managers of the company shall have consented in writing to such action (directly or indirectly), and (iv) shall have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise (including, if applicable, any Future Funding Amounts related to a Future Funding Transaction), (ii) Price Differential when due, or (iii) any fee or other amount when due, or if due on demand, within two (2) Business Days from the date of the related demand, in each case under the Repurchase Documents;

(b) Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents or Purchased Asset Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.04 and 18.08(a)) such failure continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(c) any Representation Breach (other than a Representation Breach arising out of the representations and warranties set forth in Schedule 1) exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(d) Seller, Pledgor or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $100,000 with respect to Seller, $2,000,000 with respect to Pledgor, or $5,000,000 with respect to Guarantor

(excluding, for the avoidance of doubt, solely for purposes of this clause (d) any Contractual Obligation of a special purpose entity controlled directly or indirectly by Guarantor and/or Pledgor, except where any such Contractual Obligation is payable to Buyer or any of its Affiliates (other than in their capacity as the holders of one or more bonds or securities issued by any such special purpose entity)), or Seller, Pledgor or Guarantor fail to comply with the capital call requirements set forth in either Section 4.01(c) or Section 6.02;

(e) Seller, Pledgor or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under this Agreement or any other Repurchase Document, including, without limitation, Guarantor’s obligations under the Guarantee Agreement, or under any other financing, hedging, security or other agreement (other than under this Agreement) between Seller, Pledgor or Guarantor and Buyer or any Affiliate of Buyer;

(f) an Insolvency Event occurs with respect to Manager, Seller, Pledgor or Guarantor;

(g) a Change of Control occurs;

(h) a final judgment or judgments for the payment of money in excess of $100,000 with respect to Seller, $2,000,000 with respect to Pledgor, or $5,000,000 with respect to Guarantor in the aggregate is entered against Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(i) a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, or (iii) terminate the activities of Seller as contemplated by the Repurchase Documents, and in each case such action is not discontinued or stayed within thirty (30) days;

(j) Manager, Seller, Pledgor or Guarantor admits in writing that it is not Solvent or is not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations, excluding, for the avoidance of doubt, solely for purposes of this clause (j) any Contractual Obligation of a special purpose entity controlled directly or indirectly by Guarantor and/or Pledgor, except where any such Contractual Obligation is payable to Buyer or any of its Affiliates (other than in their capacity as the holders of one or more bonds or securities issued by any such special purpose entity);

(k) any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any Affiliate thereof, in each case directly, indirectly, in whole or in part;

(l) Buyer fails for any reason to have a valid and perfected first priority security interest in (i) any of the collateral described in Section 11.01 of this Agreement unless such failure is related to a Purchased Asset and such Purchased Asset is repurchased by Seller pursuant to Section 3.04, or (ii) any Pledged Collateral under, and as defined in, the Pledge Agreement;

(m) Seller, Pledgor or Guarantor is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller, Pledgor or Guarantor as an “investment company”;

(n) Seller engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and Seller fails to obtain such consent;

(o) Seller, Servicer or any paying agent fails to deposit to, as appropriate, the Servicing Account or the Waterfall Account, all Income and other amounts as required by Section 5.01 and other provisions of this Agreement when due and such event has not been cured within two (2) Business Days, or a Servicer Event of Default where Seller is defaulting party has occurred;

(p) Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q) any termination event, default or event of default (however defined) shall have occurred with respect to Seller under any Interest Rate Protection Agreement, and the same is not cured or the Interest Rate Protection Agreement is not replaced within ten (10) Business Days

(r) in all cases subject to all applicable notice and grace periods, (i) Guarantor breaches any of the obligations, covenants, terms or conditions set forth in the Guarantee Agreement; (ii) Pledgor breaches any of the obligations, covenants, terms or conditions set forth in the Pledge Agreement; or (iii) Guarantor, Pledgor or Seller breaches any of the obligations, covenants, terms or conditions set forth in the applicable Capital Call Agreement;

(s) any Material Modification is made to any Purchased Asset or any Purchased Asset Document without the prior written consent of Buyer;

(t) any condition or circumstance exists which causes, constitutes or may cause or constitute a Material Adverse Effect as determined by Buyer; and

(u)(1) Guarantor fails to qualify as a REIT (after giving effect to any cure or corrective periods or allowances pursuant to the Code), or (2) Seller or Pledgor becomes subject to U.S. federal income tax on a net income basis.

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice from Buyer to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a) All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b) All amounts in either the Servicer Account or the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c) Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Purchased Asset Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or any Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d) Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto.

(e) The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy following the occurrence of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.

(f) Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any actual costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g) Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h) Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i) Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17 and pursuant to any other Repurchase Document. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(j) All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant. Buyer and Seller intend that the Transactions be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for Seller’s performance of the Repurchase Obligations, Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and (ii) each Interest Rate Protection Agreement with each Hedge Counterparty relating to each Purchased Asset, and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price).

Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller or between any Affiliated Hedge Counterparty and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Purchased Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer and to all other Affiliated Hedge Counterparties that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii) if an Event of Default exists, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03 Seller to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset, or any Interest Rate Protection Agreement whether or not Buyer exercises any right with respect thereto. Seller shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement and the Purchased Asset Documents to perform all of Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets and each Interest Rate Protection Agreement relating to a Purchased Asset as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Market Disruption. If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Alternative Rate.

Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Maturity Date shall be deemed to have occurred, (b) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Maturity Date shall be deemed to have occurred.

Section 12.03 Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because LIBOR is not available for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense attributable to such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 12.04 Increased Costs. If the adoption of, or any change in, any Requirements of Law or in the interpretation or application thereof by any Governmental Authority, or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement, shall: (a) subject Buyer to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) impose on Buyer (other than Taxes) any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days’ prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable; provided that, in demanding any such additional amounts, Buyer shall not treat Seller differently than other similarly situated customers in similar repurchase transactions.

Section 12.05 Capital Adequacy. If Buyer determines that any change in a Requirement of Law or internal policy regarding capital requirements has or would have the effect of reducing the rate of return on Buyer’s capital as a consequence of this Agreement or its obligations under the Transactions hereunder to a level below that which Buyer could have achieved but for such change in a Requirement of Law or internal policy (taking into consideration Buyer’s policies with respect to capital adequacy), then from time to time Seller will promptly upon demand pay to Buyer such additional amount or amounts as will compensate Buyer for any such reduction suffered: provided that, in demanding any such additional amounts, Buyer shall not treat Seller differently than other similarly situated customers in similar repurchase transactions.

Section 12.06 Taxes.

(a) Any and all payments by or on account of any obligation of Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased by Seller as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.06) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.06) paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.06, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e)(i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.06(e)(ii)(A), Section 12.06(e)(ii)(B) and Section 12.06(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.

(ii) Without limiting the generality of the foregoing:

(A) if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B) if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(I) in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a Party, (x) with respect to payments of interest under any Repurchase Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(IV) to the extent a Foreign Buyer is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D) if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(f) If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.06(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.06(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 12.06(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) For the avoidance of doubt, for purposes of this Section 12.06, the term “applicable law” includes FATCA.

Section 12.07 Payment and Survival of Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. Each Party’s obligations under this Article 12 shall survive any assignment of rights by, or the replacement of the Buyer, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a) Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Purchased Asset Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Purchased Asset Document, or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non–compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Purchased Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Purchased Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work required under the Purchased Asset Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Purchased Asset Document relating to environmental matters in any way, (xiii) the Term Sheet or any business communications or dealings between the Parties relating thereto, or (xiv) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c) An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply (without duplication) to assignees and Participants and survive the termination of this Agreement.

Section 13.02 Expenses. Seller shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01 Safe Harbor Treatment. The Parties intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (to the extent that a Transaction has a maturity date of less than one (1) year) and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, (b) the Guarantee Agreement and the Pledge Agreement each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that the Guarantee Agreement and the Pledge Agreement relate to a Transaction that has a maturity date of less than one (1) year, a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 555, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code.

Section 14.02 Liquidation. The Parties acknowledge and agree that (a) Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.

Section 14.03 Qualified Financial Contract. The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal

Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05 Master Netting Agreement. The Parties intend that this Agreement, the Guarantee Agreement and the Pledge Agreement constitute a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a) if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b) if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c) if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a) It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f) No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Purchased Assets.

Section 17.01 Servicing Rights. Buyer is the owner of all Servicing Rights. Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Servicer that satisfies the criteria set forth in clause (b) of the definition thereof to service or sub-service all or part of the Purchased Assets, provided, however, that at any time prior to the occurrence and during the continuance of a Default or an Event of Default, Seller shall have the right to approve any such Servicer (with Seller’s right to so approve the Servicer not to be unreasonably withheld, delayed or conditioned), and each such Servicer shall have only such servicing obligations with respect to such Purchased Assets as are designated by Buyer. Notwithstanding the preceding sentence, Buyer agrees with Seller as follows with respect to the servicing of the Purchased Assets:

(a) Each Servicer shall service the Purchased Assets on behalf of Buyer. Each Servicing Agreement shall contain provisions which are consistent with this Article 17 and must otherwise be in form and substance satisfactory to Buyer, it being understood that (i) in all cases where an Affiliate of Seller is the Servicer, the related Servicing Agreement shall be in the form approved by Buyer, and (ii) in all cases where Wells Fargo Bank, National Association is the Servicer, the related Servicing Agreement shall be in the form attached hereto as Exhibit I.

(b) Contemporaneously with the execution of the Repurchase Agreement on the Closing Date, Buyer will enter into, and cause Servicer to enter into, the Servicing Agreement. Each Servicing Agreement shall automatically terminate on the 30th day following its execution and at the end of each thirty (30) day period thereafter, unless, in each case, Buyer shall agree, by prior written notice to the related Servicer to be delivered on or before the Remittance Date immediately preceding each such scheduled termination date, to extend the termination date an additional thirty (30) days. Neither Seller nor the related Servicer may assign its rights or obligations under the related Servicing Agreement without the prior written consent of Buyer.

(c) Seller shall not and shall not direct any Servicer to (i) make any Material Modification without the prior written consent of Buyer or (ii) take any action which would result in a violation of the obligations of any Person under the related Servicing Agreement, the Repurchase Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents. Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall act as servicer with respect to the Purchased Assets, subject to an interim revocable option from Buyer in favor of Seller to direct each related Servicer, so long as no Default or Event of Default has occurred and is continuing; provided, however, that Seller cannot give any direction or take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer. Such revocable option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset.

(d) The servicing fee payable to each Servicer shall be payable as a servicing fee in accordance with the Repurchase Agreement and each Servicing Agreement, including without limitation pursuant to priority first of Section 5.02 or priority third of Section 5.03, as applicable.

(e) Upon the occurrence and during the continuance of an Event of Default under the Repurchase Agreement, in addition to all of the other rights and remedies of Buyer and Servicer under each Servicing Agreement, the Repurchase Agreement and the other Repurchase Documents (and in addition to the provisions of each Servicing Agreement providing for termination of each such Servicing Agreement pursuant to its terms), (i) for the avoidance of doubt, the right, if any, of each Servicer to direct the servicing of the Purchased Assets shall immediately and automatically cease to exist, and (ii) either Buyer or each Servicer may at any time terminate the related Servicing Agreement immediately upon the delivery of a written termination notice from either Buyer or the related Servicer to Seller. Seller shall pay all expenses associated with any such termination, including without limitation any fees and expenses required in connection with the transfer of servicing to the related Servicer and/or a replacement Servicer.

Section 17.02 Accounts Related to Purchased Assets. Except as otherwise approved in writing by Buyer, all accounts directly related to the Purchased Assets shall be maintained at Wells Fargo Bank, N.A., and Seller shall cause each applicable Underlying Obligor to enter into the contractual arrangements with Buyer and Seller that are necessary in order to create a perfected security interest in favor of Buyer in all such accounts, including, without limitation, an Account Control Agreement in form and substance reasonably acceptable to Buyer.

Section 17.03 Servicing Reports. Seller shall deliver and cause each Servicer to deliver to Buyer and Custodian a monthly remittance report on or before the second Business Day immediately preceding each monthly Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset by asset and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.

Section 17.04 Servicer Event of Default. If an Event of Default or Servicer Event of Default exists, Buyer shall have the right at any time thereafter to terminate the related Servicing Agreement and transfer servicing of the related Purchased Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee except related to any Servicer affiliated with Buyer.

ARTICLE 18

MISCELLANEOUS

Section 18.01 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 18.02 Submission to Jurisdiction; Service of Process. Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by applicable law.

Section 18.03 IMPORTANT WAIVERS.

(a) SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d) SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e) EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f) THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04 Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral), including, without limitation, the Term Sheet, between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05 Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06 Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 18.07 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08 Assignments and Participations.

(a) Seller shall not sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt by a Seller to do so without such consent shall be null and void.

(b) Buyer may at any time, without the consent of either Seller or Guarantor, sell participations to any Person (other than a natural person or Seller, Guarantor or any Affiliate of Seller or Guarantor) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided that, as conditions to the sale of such participations, (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, and (iv) each Participant agrees to be bound by the confidentiality provisions set forth in Section 18.10; provided, that, so long as no Event of Default has occurred and is continuing, Buyer shall retain full decision-making authority under the Repurchase Documents. Each Participant shall be entitled to the benefits of Article 12 (subject to the requirements and limitations therein, including the requirements under Section 12.06(e) (it being understood that the documentation required under Section 12.06(e) shall be delivered to the participating Buyer)) and Article 13 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), provided that such Participant shall not be entitled to receive any greater payment under Section 12.04 or Section 12.06 than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by a Governmental Authority or compliance by Buyer or such Participant with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over Buyer or such Participant, in each case made or issued after the Participant acquired the applicable participation. To the extent permitted by Requirements of Law, each Participant shall also be entitled to the benefits of Sections 10.02(i) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

(c) Buyer may at any time, without the consent of either Seller or Guarantor but upon notice to Seller, sell and assign to any Person all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit F (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) such assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).

(d) Seller shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller.

(e) Buyer shall have the right to partially or completely syndicate any or all of its rights under the Agreement and the other Repurchase Documents to any Person. Notwithstanding any provision to the contrary set forth elsewhere in this Section 18.08, at all times prior to the occurrence of and during the continuance of an Event of Default, in connection with any assignment, participation or syndication under this Section 18.08, (A) Buyer shall retain full decision-making authority and all control and authority over its rights and obligations under the Repurchase Documents and any Transaction, including major decision approval rights, and (B) Seller shall not be obligated or required to deal directly with any Person other than Buyer.

(f) Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the assignees that become Parties hereto and, with respect to each such assignee, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.

(g) Each Party that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the

Repurchase Documents (the “Participant Register”); provided that no Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the participating Party shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 18.09 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may, at any time, without the consent of either Seller or Guarantor, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.10 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) in the event any Party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction, and (g) to any actual or prospective Participant, assignee or Hedge Counterparty that agrees to comply with this Section 18.10; provided, that, except with respect to the disclosures by Buyer under clause (g) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 18.11 No Implied Waivers; Amendments. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex 1 or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered, if such delivery occurs a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13 Counterparts; Electronic Transmission. Any Repurchase Document may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller, Manager, Pledgor or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller, Manager, Pledgor or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations.

Section 18.15 Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a) Seller shall take such action as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b) Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c) If Seller fails to perform any of its Repurchase Obligations, then Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Without limiting the generality of the foregoing, Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i) if requested by Buyer, deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) if requested by Buyer, deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, senior to the rights of any other creditor of Seller, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e) Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 18.16 Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17 Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller, Pledgor and Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller, Pledgor or Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller, Pledgor, Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller, Pledgor, Guarantor and to set–off against any Repurchase Obligations or Indebtedness owed by Seller, Pledgor, Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, Pledgor, Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of Seller, Pledgor or Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller, Pledgor or Guarantor to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller, Pledgor or Guarantor, any such notice being expressly waived by Seller, Pledgor and Guarantor to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Seller, Pledgor or Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Seller, Pledgor and Guarantor shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Persons by Seller, Pledgor and Guarantor under the Repurchase Documents and the Repurchase Obligations and each of Seller, Pledgor and Guarantor shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Persons by Seller, Pledgor and Guarantor under the Repurchase Documents, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set–off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER, PLEDGOR AND GUARANTOR.

Buyer or any Indemnified Person shall promptly notify the affected Seller, Pledgor or Guarantor after any such set-off and application made by Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.

Section 18.18 Seller’s Waiver of Set-off. Seller hereby waives any right of set-off it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.19 Power of Attorney. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets without Seller’s signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney in fact to execute any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Mortgagor with respect to Purchased Assets which are Whole Loans, each to be in a form acceptable to Buyer), and sign assignments on behalf of such Seller as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent; provided that this power of attorney may only be exercised by Buyer after the occurrence and during the continuance of a Default or Event of Default. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19. In addition, Seller shall execute and deliver to Buyer a power of attorney in the form and substance of Exhibit G hereto (“Power of Attorney”).

Section 18.20 Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Seller, Pledgor and Guarantor, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise; provided that, to the extent that the related Purchased Asset Documents contain confidentiality provisions, Buyer’s due diligence review shall be subject to Buyer’s agreement to comply with such confidentiality provisions. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours, but subject to any restrictions contained in the related Purchased Asset Documents, inspect any properties and, subject to the confidentiality provisions of the applicable Purchased Asset Documents, examine, inspect and make copies of the books and records of Seller, Pledgor and Guarantor related to the Purchased Assets, the Purchased Asset Documents and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Servicer to reasonably cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time, conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets, which shall, unless a Default or an Event of Default has occurred and is continuing, be at Buyer’s cost and expense. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter, which shall, unless a Default or an Event of Default has occurred and is continuing, be at Buyer’s cost and expense, to do so.

Section 18.21 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.

Section 18.22 PATRIOT Act Notice. Buyer hereby notifies Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies Seller.

Section 18.23 Successors and Assigns; No Third Party Beneficiaries. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.24 Acknowledgement of Anti-Predatory Lending Policies. Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

AG MIT CREL, LLC, a Delaware limited liability company

By: AG MIT, LLC, a Delaware limited liability company, its sole member

By: AG MORTGAGE INVESTMENT TRUST, INC. a Maryland corporation, its sole member

By: /s/ Allan Krinsman
Name: Allan Krinsman
Title: General Counsel

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Melissa Dolski
Name: Melissa A. Dolski
Title: Director

Agreed to and accepted:

AG MORTGAGE INVESTMENT TRUST, INC., a Maryland corporation

By:	/s/ Allan Krinsman
Name: Allan Krinsman
Title: General Counsel

AG MIT, LLC, a Delaware limited liability company

By:	/s/ Allan Krinsman
Name: Allan Krinsman
Title: General Counsel